Exhibit 4.2

SECURITY AGREEMENT

among

QUALITY DISTRIBUTION, LLC,

VARIOUS SUBSIDIARIES OF

QUALITY DISTRIBUTION, INC.

and

CREDIT SUISSE FIRST BOSTON,

acting through its Cayman Islands Branch,

as Collateral Agent

Dated as of November 13, 2003

		Page
ARTICLE I SECURITY INTERESTS		2

1.1	Grant of Security Interests	2
1.2	Power of Attorney	5

ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS		5

2.1	Necessary Filings	5
2.2	No Liens	6
2.3	Other Financing Statements	6
2.4	Chief Executive Office; Record Locations	6
2.5	Location of Inventory and Equipment	6
2.6	Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc.	6
2.7	Trade Names; etc	7
2.8	Certain Significant Transactions	7
2.9	As-Extracted Collateral; Timber-to-be-Cut	8
2.10	Collateral in the Possession of a Bailee	8
2.11	Recourse	8

ARTICLE III SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS		8

3.1	Additional Representations and Warranties	8
3.2	Maintenance of Records	9
3.3	Direction to Account Debtors; Contracting Parties; etc.	9
3.4	Modification of Terms; etc	10
3.5	Collection	10
3.6	Instruments	10
3.7	Assignors Remain Liable Under Accounts	10
3.8	Assignors Remain Liable Under Contracts	11
3.9	Deposit Accounts; etc.	11
3.10	Letter-of-Credit Rights	12
3.11	Commercial Tort Claims	12
3.12	Chattel Paper	13
3.13	Further Actions	13

ARTICLE IV SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES		13

4.1	Additional Representations and Warranties	13
4.2	Licenses and Assignments	14
4.3	Infringements	14
4.4	Preservation of Marks and Domain Names	14
4.5	Maintenance of Registration	14

(i)

(continued)

(ii)

(continued)

ANNEX A	Schedule of Chief Executive Offices
ANNEX B	Schedule of Inventory and Equipment Locations
ANNEX C	Schedule of Legal Names, Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility), Jurisdiction of Organization, Location and Organizational Identification Numbers
ANNEX D	Schedule of Trade and Fictitious Names
ANNEX E	Description of Certain Significant Transactions Occurring Within One Year Prior to the Date of the Security Agreement
ANNEX F	Schedule of Commercial Tort Claims
ANNEX G	Schedule of Marks and Applications; Internet Domain Name Registrations
ANNEX H	Schedule of Patents
ANNEX I	Schedule of Copyrights
ANNEX J	Schedule of Tractor Trailers

(iii)

(continued)

ANNEX K	The Collateral Agent
ANNEX L	Schedule of Deposit Accounts
ANNEX M	Form of Control Agreement Regarding Deposit Accounts
ANNEX N	Grant of Security Interest in United States Trademarks
ANNEX O	Grant of Security Interest in United States Patents
ANNEX P	Grant of Security Interest in United States Copyrights

(iv)

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of November 13, 2003 (as the same may be further amended, amended and restated, modified and/or supplemented from time to time, this “Agreement”), among each of the undersigned (each, an “Assignor” and, together with each other entity which becomes a party hereto pursuant to Section 11.12, collectively, the “Assignors”) and CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Collateral Agent (in such capacity, together with any successor collateral agent, the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below). Certain capitalized terms as used herein are defined in Article X hereof. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, Quality Distribution, Inc. (“Holdings”), Quality Distribution, LLC (the “Borrower”), various financial institutions from time to time party thereto (such financial institutions, together with their successors and assigns, and any lenders pursuant to any Credit Agreement referred to below, being herein collectively called the “Lenders”), JPMorgan Chase Bank, as Documentation Agent, (in such capacity, together with any successor documentation agent, the “Documentation Agent”), Deutsche Bank Securities Inc. and Bear Stearns Corporate Lending Inc., as Co-Syndication Agents (in such capacity, together with any successor syndication agents, collectively, the “Co-Syndication Agents”), and Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”), have entered into a Credit Agreement, dated as of November 13, 2003 (as amended, amended and restated, modified and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein (the Lenders, each Letter of Credit Issuer, the Documentation Agent, the Co-Syndication Agents, the Administrative Agent and the Collateral Agent are herein called the “Lender Creditors”);

WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors”);

WHEREAS, the Borrower, as issuer, and the other Assignors (other than Holdings), as guarantors, have heretofore entered into the Existing Senior Subordinated Secured Notes Indenture (as defined below) with the trustee thereunder (in such capacity, together with any successor trustee, the “Existing Senior Subordinated Secured Notes Indenture Trustee”), providing for the issuance of the Existing Senior Subordinated Secured Notes by the Borrower (with the holders from time to time of such Existing Senior Subordinated Secured Notes being herein called the “Existing Senior Subordinated Secured Noteholders”);

WHEREAS, pursuant to the Holdings Guaranty, Holdings has guaranteed to the Lender Creditors and the Other Creditors the payment when due of the Guaranteed Obligations as described therein;

WHEREAS, pursuant to a Subsidiaries Guaranty, dated as of November 13, 2003 (as amended, restated, modified and/or supplemented from time to time, the “Subsidiaries Guaranty”), each Subsidiary Guarantor has jointly and severally guaranteed to the Lender Creditors and the Other Creditors the payment when due of the Guaranteed Obligations as described therein;

WHEREAS, pursuant to certain of the Existing Senior Subordinated Secured Notes Documents, the Assignors (other than Holdings) have jointly and severally guaranteed the payment when due of all obligations and liabilities of the Borrower under or with respect to the Existing Senior Subordinated Secured Notes Documents;

WHEREAS, it is a condition under the Existing Senior Subordinated Secured Notes Indenture that each Assignor shall have executed and delivered to the Collateral Agent this Agreement, providing for, inter alia, the grant of a security interest to secure the Existing Senior Subordinated Secured Notes Obligations on the terms set forth therein;

WHEREAS, it is a condition precedent to the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement and to the Other Creditors entering into Interest Rate Protection Agreements and Other Hedging Agreements that each Assignor shall have executed and delivered to the Collateral Agent this Agreement; and

WHEREAS, each Assignor will obtain benefits from the incurrence of Loans by the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement and the entering into by the Borrower of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Agreement in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to the Borrower and issue, and/or participate in, Letters of Credit for the account of the Borrower and the Other Creditors to enter into Interest Rate Protection Agreements or Other Hedging Agreements with the Borrower;

NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors (as defined below) and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

ARTICLE I

SECURITY INTERESTS

1.1 Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of the Obligations (excluding the Existing Senior Subordinated Secured Notes Obligations in the case of an assignment, transfer, grant or pledge of

Excluded Existing Senior Subordinated Secured Notes Collateral by any Assignor), each Assignor does hereby assign and transfer unto the Collateral Agent for the benefit of the Secured Creditors (excluding the Existing Senior Subordinated Secured Notes Creditor in the case of any assignment, transfer, pledge or grant of Excluded Existing Senior Subordinated Secured Notes Collateral by any Assignor), and does hereby pledge and grant to the Collateral Agent for the benefit of the Secured Creditors (excluding the Existing Senior Subordinated Secured Notes Creditor in the case of any assignment, transfer, pledge or grant of Excluded Existing Senior Subordinated Secured Notes Collateral by any Assignor), a continuing security interest in all of the right, title and interest of such Assignor in, to and under all of the following personal property and fixtures (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case, whether now existing or hereafter from time to time acquired:

(i) each and every Account;

(ii) all cash;

(iii) the Cash Collateral Account and all monies, securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account;

(iv) all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(v) all Commercial Tort Claims, including, without limitation, those set forth on Annex F hereto;

(vi) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including but not limited to Domain Names and Trade Secret Rights;

(vii) Contracts, together with all Contract Rights arising thereunder;

(viii) all Copyrights;

(ix) all Equipment;

(x) all Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Assignor with any Person and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

(xi) all Documents;

(xii) all General Intangibles;

(xiii) all Goods;

(xiv) all Instruments;

(xv) all Inventory;

(xvi) all Investment Property;

(xvii) all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(xviii) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks;

(xix) all Patents;

(xx) all Permits;

(xxi) all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

(xxii) all Supporting Obligations;

(xxiii) all Tractor Trailers; and

(xxiv) all Proceeds and products of any and all of the foregoing (all of the above, the “Collateral”).

(b) Notwithstanding anything to the contrary contained above in this Section 1 or elsewhere in this Agreement, no Excluded Existing Senior Subordinated Secured Notes Collateral hereunder shall secure any of the Existing Senior Subordinated Secured Notes Obligations (although the Excluded Existing Senior Subordinated Secured Notes Collateral shall secure all other Obligations hereunder).

(c) The security interest of the Collateral Agent under this Agreement extends to all Collateral which any Assignor may acquire, or with respect to which any Assignor may obtain rights, at any time during the term of this Agreement.

(d) Notwithstanding anything to the contrary contained in Section 1.1(a) above, in no event shall the Collateral include, and no Assignor shall be deemed to have granted a security interest in any of such Assignor’s rights or interests in any license, contract or agreement to which such Assignor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which such Assignor is a party (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that (x) immediately upon the ineffectiveness, lapse or termination of any such provision (as a result of a change in law, receipt of an appropriate consent or otherwise), the Collateral shall include, and such Assignor shall be deemed to have granted a security interest in, all such rights and interests without any further action on the part of such Assignor or any Secured Creditor as if such provision had never been in effect and (y) the right to receive payments of money or other consideration in respect of such license, contract or agreement shall not be excluded from the security interest created hereunder. In the event that any asset of the Assignor is excluded from the Collateral by virtue of this paragraph, such Assignor, upon the request of the Collateral Agent, shall use all reasonable efforts to enable such Assignor to provide a security interest in such asset pursuant hereto as promptly as practicable.

1.2 Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1 Necessary Filings. (i) Subject to Section 13.19 of the Credit Agreement, all filings, registrations, recordings and other actions necessary or appropriate to create, preserve, protect and perfect the security interest granted by such Assignor to the Collateral Agent for the benefit of the Secured Creditors (excluding the Existing Senior Subordinated Secured Notes Creditor in the case of any assignment, transfer, pledge or grant of Excluded Existing Senior Subordinated Secured Notes Collateral by any Assignor) hereby in respect of the Collateral (other than Excluded Unperfected Tractor Trailer Collateral) have been accomplished or (x) in the case of Collateral for which it is necessary to file a UCC-1 financing statement (or appropriate local equivalent) in order to perfect a security interest in such Collateral, such filings will be accomplished within the time limits set forth in Section 13.19 of the Credit Agreement (or to the extent such Collateral is acquired after the Initial Borrowing Date, within 10 days following the date of the acquisition of such Collateral), (y) in the case of Collateral (other than Excluded Unperfected Tractor Trailer Collateral) for which a certificate of title has been issued and for which it is necessary to record a security interest upon such certificate of title in order to perfect a security interest in such Collateral, such recordings will be accomplished within the time limits set forth in Section 13.19 of the Credit Agreement (or to the extent such Collateral is acquired after the Initial Borrowing Date, within 45 days following the date of the acquisition of such Collateral) or such later date as the Collateral Agent shall determine in its sole discretion, and (ii) the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral (other than Excluded Unperfected Tractor Trailer Collateral) constitutes (or, in the case of Collateral subject to clauses (x) and (y) above, upon compliance with such clauses, will constitute) a perfected security interest therein prior to the rights of all other Persons therein

(other than other Persons holding Permitted Liens set forth on Schedule IX to the Credit Agreement) and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

2.2 No Liens. Such Assignor is, and as to all Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens and Liens created under this Agreement), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

2.3 Other Financing Statements. Except as may be permitted under Section 13.19 of the Credit Agreement, as of the date hereof, there is no financing statement evidencing a valid security interest against Holdings or any of its Subsidiaries (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than (x) those created under this Agreement, (y) financing statements filed in respect of Permitted Liens and (z) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered or shall be delivered to the Collateral Agent pursuant to the terms of the Secured Debt Agreements), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or as permitted by the Secured Debt Agreements.

2.4 Chief Executive Office; Record Locations. The chief executive office of such Assignor is, on the date of this Agreement, located at the address indicated on Annex A hereto for such Assignor. During the period of the four calendar months preceding the date of this Agreement, the chief executive office of such Assignor has not been located at any address other than that indicated on Annex A in accordance with the immediately preceding sentence, in each case unless each such other address is also indicated on Annex A hereto for such Assignor.

2.5 Location of Inventory and Equipment. All Inventory and Equipment (other than vehicles, trailers, chassis, containers and other Goods covered by a certificate of title statute) held on the date hereof, or held at any time during the four calendar months prior to the date hereof, by each Assignor is located at one of the locations shown on Annex B hereto or is in transit between such locations for such Assignor.

2.6 Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc. The exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor’s Location, the organizational identification number (if any) of such Assignor, and whether or not such Assignor is a Transmitting Utility, is listed on Annex C hereto for such Assignor. Such Assignor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any) from that used on Annex C hereto, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) such Assignor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of each change to the information listed on Annex C (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex C which shall correct all information contained therein for such Assignor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that such Assignor does not have an organizational identification number on the date hereof and later obtains one, such Assignor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

2.7 Trade Names; etc. As of the date hereof, such Assignor has or operates in any jurisdiction under, or within the five year period preceding the date of this Agreement (or, if shorter, the period of time such entity has been a Subsidiary of Holdings) has had or has operated in any jurisdiction under, no trade names, fictitious names or other names except its legal name as specified in Annex C and such other trade or fictitious names as are listed on Annex D hereto for such Assignor. Such Assignor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name will be used and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

2.8 Certain Significant Transactions. During the one year period preceding the date of this Agreement, no Person shall have merged or consolidated with or into any Assignor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Assignor, in each case except as described in Annex E hereto. With respect to any transactions so described in Annex E hereto, the respective Assignor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or consolidated with such Assignor, or was liquidated into or transferred all or substantially all of its assets to such Assignor, and shall have furnished to the Collateral Agent such UCC lien searches as may have been requested with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the date hereof with respect to any Person described above (or the assets transferred to the respective Assignor by such Person), including without limitation pursuant to Section 9-316(a)(3) of the UCC.

2.9 As-Extracted Collateral; Timber-to-be-Cut. On the date hereof, such Assignor does not own, or expect to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut. If at any time after the date of this Agreement such Assignor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-Cut, such Assignor shall furnish the Collateral Agent with prompt written notice thereof (which notice shall describe in reasonable detail the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the Collateral Agent to perfect the security interest of the Collateral Agent therein.

2.10 Collateral in the Possession of a Bailee. If any Inventory or other Goods (other than vehicles, trailers, chassis or containers) are at any time in the possession of a bailee, such Assignor shall promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, shall use its reasonable best efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of such Assignor. The Collateral Agent agrees with such Assignor that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the respective Assignor with respect to any such bailee.

2.11 Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

ARTICLE III

SPECIAL PROVISIONS CONCERNING

ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS

3.1 Additional Representations and Warranties. As of the time when each of its Accounts arises, each Assignor shall be deemed to have represented and warranted that each such Account, and all records, papers and documents relating thereto (if any) are genuine and in all material respects what they purport to be, and that all papers and documents (if any) relating thereto (i) will, to the knowledge of such Assignor, represent the genuine legal, valid and binding (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or law) obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will, to the knowledge of such Assignor, evidence true and valid obligations, enforceable in accordance with their respective terms (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or law)) and (iv) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

3.2 Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Accounts and Contracts, including, but not limited to, originals or copies of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor’s premises to the Collateral Agent for inspection, at such Assignor’s own cost and expense, at any and all reasonable times upon prior notice to such Assignor and otherwise in accordance with the Credit Agreement. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and continuation of an Event of Default, each Assignor shall legend, in form and manner satisfactory to the Collateral Agent, all leases of Tractor Trailers to Program Affiliates, as well as all documents of such Assignor evidencing or pertaining to such leases, with an appropriate reference to the fact that such lease has been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein. In addition, upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Accounts and all other Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

3.3 Direction to Account Debtors; Contracting Parties; etc.. Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Accounts and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Obligations in the manner provided in Section 8.4 of this Agreement. The reasonable costs and expenses of collection (including reasonable attorneys’ fees), whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Assignor prior to, or simultaneous with, delivery to the relevant obligor, provided that (x) the failure by the Collateral

Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.3 and (y) no such notice shall be required if an Event of Default of the type described in Section 10.05 of the Credit Agreement has occurred and is continuing.

3.4 Modification of Terms; etc. Except in accordance with such Assignor’s ordinary course of business and consistent with reasonable business judgment or as permitted by Section 3.5, no Assignor shall rescind or cancel any indebtedness evidenced by any Account or under any Contract, or modify any material term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Account or Contract, or interest therein, without the prior written consent of the Collateral Agent, except (i) as permitted by Section 3.5 and (ii) to the extent that the aggregate cost to Holdings and its Subsidiaries of any such rescission, cancellation, modification, adjustment, extension, compromise, settlement or sale is not reasonably likely to have a Material Adverse Effect. No Assignor will do anything to impair in any material respect the rights of the Collateral Agent in the Accounts or Contracts.

3.5 Collection. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Accounts or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Account or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account or under such Contract. Except as otherwise directed by the Collateral Agent after the occurrence and during the continuation of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance or unperformed service, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate in accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

3.6 Instruments. If any Assignor owns or acquires any Instrument (other than (x) checks and other payment instruments received and collected in the ordinary course of business and (y) Instruments which qualify as Non-Deliverable Notes (as defined in the U.S. Pledge Agreement), such Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

3.7 Assignors Remain Liable Under Accounts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any

Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.8 Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.9 Deposit Accounts; etc. (a) No Assignor maintains, or at any time after the date of this Agreement shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts maintained with a bank (as defined in Section 9-102 of the UCC) whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is (x) within a State of the United States or (y) within Canada, so long as the aggregate amount of cash or Cash Equivalents maintained in accounts within Canada does not exceed $500,000 for any consecutive three-day period (in the case of cash and Cash Equivalents denominated in a currency other than U.S. Dollars, taking the U.S. Dollar Equivalent thereof at such time). Annex L hereto accurately sets forth, as of the date of this Agreement, for each Assignor, each Deposit Account maintained by such Assignor (including a description thereof and the respective account number), the name of the respective bank with which such Deposit Account is maintained, and the jurisdiction of the respective bank with respect to such Deposit Account. For each Deposit Account (other than (i) the Cash Collateral Account or any other Deposit Account maintained with the Collateral Agent, (ii) Deposit Accounts with an aggregate monthly balance of less than $10,000, provided that, with respect to this clause (ii) only, the aggregate amount in all such Deposit Accounts excluded pursuant to this clause (ii) does not exceed $200,000 at any time, (iii) payroll accounts and (iv) such other accounts used solely for disbursement purposes), the respective Assignor shall cause the bank with which the Deposit Account is maintained to execute and deliver to the Collateral Agent, within 60 days after the date of this Agreement (or such later date as the Collateral Agent may determine in its sole discretion) or, if later, at the time of the establishment of the respective Deposit Account, a “control agreement” in the form of Annex M hereto (appropriately completed), with such changes thereto as may be acceptable to the Collateral Agent. If any bank with which a Deposit Account is maintained refuses to, or does not, enter into such a “control agreement”, then the respective Assignor shall promptly (and in any event within 60 days after the date of this Agreement (or such later date as the Collateral Agent may determine in its sole discretion) or, if later, 30 days after the establishment of such account) close the respective Deposit Account and transfer all balances therein to the Cash Collateral Account or another Deposit Account meeting the requirements of this Section 3.9. If any bank with which a Deposit Account is maintained refuses to subordinate all its claims with respect to such Deposit Account to the Collateral Agent’s security interest therein on terms satisfactory to the Collateral Agent, then the Collateral Agent, at its option, may (x) require that such Deposit Account be terminated in accordance with the immediately preceding sentence or (y) agree to a “control agreement” without such subordination, provided that in such event the Collateral Agent may at any time, at its option, subsequently require that such Deposit Account be terminated (within 30 days after notice from the Collateral Agent) in accordance with the requirements of the immediately preceding sentence.

(b) After the date of this Agreement, no Assignor shall establish any new demand, time, savings, passbook or similar account, except for Deposit Accounts established and maintained with banks and meeting the requirements of preceding clause (a). At the time any such Deposit Account is established, the appropriate “control agreement” shall be entered into in accordance with the requirements of preceding clause (a) and the respective Assignor shall furnish to the Collateral Agent a supplement to Annex L hereto containing the relevant information with respect to the respective Deposit Account and the bank with which same is established.

3.10 Letter-of-Credit Rights. If any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $1,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its reasonable best efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default.

3.11 Commercial Tort Claims. Each Commercial Tort Claim of any Assignor in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof, in each case less the amount of any claim against such Assignor arising from the same facts and circumstances as such Commercial Tort Claim) of $1,000,000 or more in existence on the date of this Agreement is described in Annex F hereto. If any Assignor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof, in each case less the amount of any claim against such Assignor arising from the same facts and circumstances as such Commercial Tort Claim) of $1,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

3.12 Chattel Paper. Upon the request of the Collateral Agent made at any time or from time to time, each Assignor shall promptly furnish to the Collateral Agent a list of all Electronic Chattel Paper held or owned by such Assignor. Furthermore, if requested by the Collateral Agent, each Assignor shall promptly take all actions which are reasonably practicable so that the Collateral Agent has “control” of all Electronic Chattel Paper in accordance with the requirements of Section 9-105 of the UCC. Each Assignor will promptly (and in any event within 10 days) following any request by the Collateral Agent, deliver all of its Tangible Chattel Paper to the Collateral Agent.

3.13 Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required under the Federal Assignment of Claims Act, relating to its Accounts, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require.

ARTICLE IV

SPECIAL PROVISIONS CONCERNING

TRADEMARKS AND DOMAIN NAMES

4.1 Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use the registered Marks and Domain Names listed in Annex G hereto for such Assignor and that said listed Marks and Domain Names include all United States marks and applications for United States marks registered in the United States Patent and Trademark Office and all Domain Names that such Assignor owns or uses in connection with its business as of the date hereof. Each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all Marks and Domain Names that it uses. Each Assignor further warrants that it has no knowledge of any third party claim received by it that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any trademark, service mark or trade name of any other Person other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Assignor represents and warrants that, except as set forth on Annex G, it is the true and lawful owner of or otherwise has the right to use all U.S. trademark registrations and applications and Domain Name registrations listed in Annex G hereto and that said registrations are valid, subsisting, have not been canceled and that such Assignor is not aware of any material third-party claim that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said applications will not mature into registrations. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or similar registrar in order to effect an absolute assignment of all right, title and interest in each Mark and/or Domain Name, and record the same.

4.2 Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Mark or Domain Name that is material to the business of such Assignor absent prior written approval of the Collateral Agent.

4.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is, or may be, infringing or diluting or otherwise violating any of such Assignor’s rights in and to any Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect, or with respect to any party claiming that such Assignor’s use of any Mark or Domain Name material to such Assignor’s business violates in any material respect any property right of that party. Each Assignor further agrees to prosecute in accordance with reasonable business practices any Person infringing any Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect.

4.4 Preservation of Marks and Domain Names. Each Assignor agrees to use its Marks and Domain Names which are material to such Assignor’s business in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are reasonably necessary to preserve such Marks as trademarks or service marks under the laws of the United States; provided that no Assignor shall be obligated to preserve any Mark or Domain Name to the extent the Assignor determines, in its reasonable business judgment, that the preservation of such Mark or Domain Name is no longer useful in the conduct of its business.

4.5 Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents reasonably required to maintain all Mark and/or Domain Name registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its material registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent (other than with respect to registrations and applications deemed by such Assignor in its reasonable business judgment to be no longer prudent to pursue or maintain).

4.6 Future Registered Marks and Domain Names. If any Mark registration is issued hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or any Domain Name is registered by Assignor, within 30 days of receipt of such certificate or similar indicia of ownership, such Assignor shall deliver to the Collateral Agent a copy of such registration certificate or similar indicia of ownership, and a grant of a security interest in such Mark and/or Domain Name, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest in such Mark and/or Domain Name to the Collateral Agent hereunder, the form of such security to be substantially in the form of Annex N hereto or in such other form as may be reasonably satisfactory to the Collateral Agent.

4.7 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and Domain Names, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors (excluding the Existing Senior Subordinated Secured Notes Creditor, in the case of Marks and Domain Names and rights therein owned or held by any Assignor which constitute Excluded Existing Senior Subordinated Secured Notes Collateral), in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the relevant Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency or registrar; (ii) take and use or sell the Marks or Domain Names and the goodwill of such Assignor’s business symbolized by the Marks or Domain Names and the right to carry on the business and use the assets of such Assignor in connection with which the Marks or Domain Names have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks or Domain Names in any manner whatsoever, directly or indirectly, and such Assignor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Marks or Domain Names and registrations and any pending trademark applications in the United States Patent and Trademark Office or applicable Domain Name registrar to the Collateral Agent.

ARTICLE V

SPECIAL PROVISIONS CONCERNING

PATENTS, COPYRIGHTS AND TRADE SECRETS

5.1 Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of all rights in (i) all Trade Secret Rights, (ii) the Patents listed in Annex H hereto for such Assignor and that said Patents include all the United States patents and applications for United States patents that such Assignor owns as of the date hereof and (iii) the Copyrights listed in Annex I hereto for such Assignor and that said Copyrights include all the United States copyrights registered with the United States Copyright Office and applications to United States copyrights that such Assignor owns as of the date hereof. Each Assignor further warrants that it has no knowledge of any material third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any patent of any other Person or such Assignor has misappropriated any trade secret or proprietary information which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent or Copyright, and to record the same.

5.2 Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright that is material to the business of such Assignor absent prior written approval of the Collateral Agent (such written approval not to be unreasonably withheld).

5.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe or other violation of such Assignor’s rights in any Patent or Copyright or to any claim that the practice of any Patent or use of any Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property right of a third party, in each case, in any manner which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, to diligently prosecute, in accordance with its reasonable business judgment, any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right, in each case to the extent that such infringement or misappropriation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.4 Maintenance of Patents or Copyrights. At its own expense, each Assignor shall make timely payment of all post-issuance fees required to maintain in force its rights under each Patent or Copyright, absent prior written consent of the Collateral Agent (other than any such Patents or Copyrights which are no longer used or are deemed by such Assignor in its reasonable business judgment to no longer be useful in its business or operations).

5.5 Prosecution of Patent or Copyright Applications. At its own expense, each Assignor shall prosecute, in accordance with reasonable business practices, all material applications for (i) United States Patents listed in Annex H hereto and (ii) Copyrights listed on Annex I hereto, in each case for such Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications that are deemed by such Assignor in its reasonable business judgment to no longer be necessary in the conduct of the Assignor’s business), absent written consent of the Collateral Agent.

5.6 Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered Copyright, or of filing of an application for a United States Patent or Copyright, the relevant Assignor shall deliver to the Collateral Agent a copy of said Copyright or Patent, or certificate or registration of, or application therefor, as the case may be, with a grant of a security interest as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest, the form of such grant of a security interest to be substantially in the form of Annex O or P hereto, as appropriate, or in such other form as may be reasonably satisfactory to the Collateral Agent.

5.7 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors (excluding the Existing Senior Subordinated Secured Notes Creditor, in the case of Patents and Copyrights and rights therein owned or held by any Assignor which constitute Excluded Existing Senior Subordinated Secured Notes Collateral), in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the relevant Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in

Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and such Assignor shall execute such further documents as the Collateral Agent may reasonably request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors (excluding the Existing Senior Subordinated Secured Notes Creditor, in the case of Patents and Copyrights and rights therein owned or held by any Assignor which constitute Excluded Existing Senior Subordinated Secured Notes Collateral).

ARTICLE VI

SPECIAL PROVISIONS CONCERNING TRACTOR TRAILERS

6.1 Additional Representations and Warranties. Each Assignor represents and warrants that, as of the Initial Borrowing Date, it is the true, lawful, sole and exclusive owner of or otherwise has the right to use the Tractor Trailers of such Assignor listed in Annex J hereto and that said listed Tractor Trailers constitute all the Tractor Trailers that such Assignor presently owns or uses in connection with its business. Each Assignor represents and warrants that upon the recordation of a security interest in favor of the Collateral Agent on the certificate of title for each Tractor Trailer listed on Annex J (other than Excluded Unperfected Tractor Trailer Collateral) and the filing of such certificates of title in the state or province specified for such Tractor Trailer on Annex J (which recordations have been made if this representation and warranty is being made no later than the 90th day following the Initial Borrowing Date or such later date as the Collateral Agent may decide in its sole discretion), all filings, registrations and recordings necessary or appropriate to perfect the security interest granted to the Collateral Agent for the benefit of the Secured Creditors (excluding the Existing Senior Subordinated Secured Notes Creditor, in the case of Tractor Trailers and rights therein owned or held by any Assignor which constitute Excluded Existing Senior Subordinated Secured Notes Collateral) in the Tractor Trailers listed on Annex J and covered by this Agreement (other than the Excluded Unperfected Tractor Trailer Collateral) will have been accomplished, and such security interests shall be perfected under applicable law. Each Assignor agrees to execute all documentation reasonably required to effect such recordations and to cause the filing of the relevant certificates of title with the appropriate state or provincial governmental agency. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the relevant governmental agency of any state or province in order to effect an absolute assignment of all right, title and interest in each Tractor Trailer, and register the same.

6.2 Maintenance of Registration. Each Assignor shall, at its own expense and in accordance with reasonable business practices, process all documents required by the relevant state and provincial governmental agencies to maintain vehicle registrations, for all of its owned Tractor Trailers.

6.3 Subsequently Acquired Tractor Trailers. Within 90 days following the acquisition of any Tractor Trailer (or such later date as the Collateral Agent shall determine in its sole discretion), the relevant Assignor shall, at its own expense, cause a security interest in favor of the Collateral Agent to be recorded on the certificate of title for such Tractor Trailer and cause each such certificate of title to be filed in the relevant state or province in which such Tractor Trailer is registered (in each case, except to the extent such Tractor Trailer constitutes Excluded Unperfected Tractor Trailer Collateral). Each Assignor agrees to execute all documentation reasonably required to effect such recordations and to cause the filing of relevant certificates of title with the appropriate state or provincial governmental agency.

6.4 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Tractor Trailers, vested in the Collateral Agent for the benefit of the Secured Creditors (excluding the Existing Senior Subordinated Secured Notes Creditor, in the case of Tractor Trailers and rights therein owned or held by any Assignor which constitute Excluded Existing Senior Subordinated Secured Notes Collateral), in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors (excluding the Existing Senior Subordinated Secured Notes Creditor, in the case of Tractor Trailers and rights therein owned or held by any Assignor which constitute Excluded Existing Senior Subordinated Secured Notes Collateral), and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 6.1 to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) subject to Section 8.2, take and use or sell the Tractor Trailers; and (iii) request such Assignor to (whereupon such Assignor shall) deliver all of the certificates of title for each Tractor Trailer owned by such Assignor to the Collateral Agent.

6.5 Further Assurances. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its owned Tractor Trailers, documents of title, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and, other than in respect of any Tractor Trailer which constitutes Excluded Unperfected Collateral, take such further steps relating to the Tractor Trailers constituting Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in such Tractor Trailers constituting Collateral.

ARTICLE VII

PROVISIONS CONCERNING ALL COLLATERAL

7.1 Protection of Collateral Agent’s Security. Each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Assignor’s own expense to the extent and in the manner provided in the Credit Agreement; all policies or certificates with respect to such insurance (and any other insurance maintained by such Assignor) (i) shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and naming each of the the Collateral Agent and the other Secured Creditors as additional insureds), (ii) shall state that such insurance policies shall not be cancelled or revised without 30 days’ prior written notice thereof by the insurer to the Collateral Agent, and (iii) certified copies of such policies or certificates shall be deposited with the Collateral Agent to the extent, at the times and in the manner specified in the Credit Agreement. If any Assignor shall fail to insure its Inventory and Equipment in accordance with the preceding sentence, or if any Assignor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and such Assignor agrees to promptly reimburse the Collateral Agent for all costs and expenses of procuring such insurance. Except as otherwise permitted to be retained or expended by the relevant Assignor pursuant to the Credit Agreement (or, after the Credit Document Obligations Termination Date, any other Secured Debt Agreement), the Collateral Agent shall, upon receipt of any proceeds from insurance maintained by any Assignor, apply such proceeds in accordance with the Credit Agreement (or, after the Credit Document Obligations Termination Date, in accordance with the instructions of the Required Secured Creditors), or after the Obligations have been accelerated or otherwise become due and payable, with Section 8.4. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

7.2 Warehouse Receipts Non-Negotiable. To the extent practicable, each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the UCC as in effect in any relevant jurisdiction or under other relevant law).

7.3 Additional Information. Each Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly (and in any event within 15 days (or, if a Default or an Event of Default has occurred and is continuing, within 10 days) after its receipt of the respective request) furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be requested by the Collateral Agent. Without limiting the forgoing, each Assignor agrees that it shall promptly (and in any event within 15 days (or, if a Default or an Event of Default has occurred and is continuing, within 10 days) after its receipt of the respective request) furnish to the Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent.

7.4 Further Actions. Each Assignor will, at its own expense and upon the reasonable request of the Collateral Agent, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

7.5 Financing Statements. Each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, and except in respect of Collateral subject to Permitted Liens set forth on Schedule IX to the Credit Agreement, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby (subject only to Permitted Liens). Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law (and such authorization includes describing the Collateral as “all assets” of such Assignor).

ARTICLE VIII

REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

8.1 Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may:

(i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

(ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

(iii) instruct all banks which have entered into a control agreement with the Collateral Agent to transfer all monies, securities and instruments held by such depository bank to the Cash Collateral Account and withdraw all monies, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 8.4;

(iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 8.2 hereof, or direct such Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(v) take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

(x) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

(y) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 8.2 hereof; and

(z) while the Collateral shall be so stored and kept, provide such guards, other security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;

(vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Domain Names, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

(vii) apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 8.4; and

(viii) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC;

it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or any other Security Document or to realize upon the security to be granted hereby or thereby, it being understood and agreed that such rights and remedies shall be exercised exclusively by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents.

8.2 Remedies; Disposition of the Collateral. If any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Collateral Agent under or pursuant to Section 8.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such sale, lease or other disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days’ written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days’ written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent’s option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation to be selected by the Collateral Agent. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section without accountability to the relevant Assignor. If, under applicable law, the Collateral Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be required by such applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.

8.3 Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:

(i) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Upon the occurrence and during the continuation of an Event of Default, any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

8.4 Application of Proceeds. (a) All moneys collected by the Collateral Agent upon any sale or other disposition of any Collateral (other than Excluded Existing Senior Subordinated Secured Notes Collateral) pursuant to the enforcement of this Agreement or the exercise of any of the remedial provisions hereof (or, if any other Security Document requires proceeds of “collateral” thereunder (other than Excluded Collateral) to be applied in accordance with the terms of this Agreement, by such other “collateral agent” thereunder pursuant to the enforcement of such Security Document or the exercise of the remedial provisions thereof), together with all other moneys received by the Collateral Agent hereunder (or such other “collateral agent” under such other Security Documents) as a result of any such enforcement or the exercise of any such remedial provisions (other than with respect to Excluded Collateral) or as a result of any distribution of any Collateral (or “collateral” under any other Security Document, as the case may be) (in each case, other than Excluded Collateral) upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of any Credit Party, or the application of any Collateral (or “collateral” under any other Security Document, as the case may be) (in each case, other than Excluded Collateral) to the payment thereof or any distribution of Collateral (or “collateral” under any other Security Document, as the case may be) (in each case, other than Excluded Collateral) upon the liquidation or dissolution of any Credit Party, or the winding up of the assets or business of any Credit Party or under any Mortgage Policies (to the extent same does not constitute Excluded Collateral), shall be applied as follows:

(i) first, to the payment of all Obligations owing the Collateral Agent of the type described in clauses (iv), (v) and (vi) of the definition of “Obligations”;

(ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the payment of all amounts owing to any Agent of the type described in clause (vi) and (vii) of the definition of “Obligations”;

(iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 8.4(f), with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 8.4(f), with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(v) fifth, to the extent proceeds remain after the applications pursuant to preceding clauses (i) through (iv), an amount equal to the outstanding Tertiary Obligations (as hereinafter defined) shall be paid to the Existing Senior Subordinated Secured Notes Creditor as provided in Section 8.4(f), with the Existing Senior Subordinated Secured Notes Creditor to receive an amount equal to the outstanding Tertiary Obligations or, if the proceeds are insufficient to pay in full all such Tertiary Obligations, the amount remaining to be distributed; and

(vi) sixth, to the extent proceeds remain after the applications pursuant to preceding clauses (i) through (v), inclusive, and following the termination of this Agreement pursuant to Section 11.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

(b) All moneys collected by the Collateral Agent upon any sale or other disposition of any Excluded Existing Senior Subordinated Secured Notes Collateral pursuant to the enforcement of this Agreement or the exercise of any of the remedial provisions hereof (or, if any other Security Document requires proceeds of Excluded Collateral thereunder to be applied in accordance with the terms of this Agreement, by such other “collateral agent” thereunder pursuant to the enforcement of such Security Document or the exercise of the remedial provisions thereof), together with all other moneys received by the Collateral Agent hereunder (or such other “collateral agent” under such other Security Documents) with respect to Excluded Existing Senior Subordinated Secured Notes Collateral (or Excluded Collateral, as applicable) as a result of any such enforcement or the exercise of any such remedial provisions or as a result of any distribution of any Excluded Existing Senior Subordinated Secured Notes Collateral (or Excluded Collateral, as applicable) upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of any Credit Party, or the application of any Excluded Existing Senior Subordinated Secured Notes Collateral (or Excluded Collateral, as applicable) to the payment thereof or any distribution of the Excluded Existing Senior Subordinated Secured Notes Collateral (or Excluded Collateral, as applicable) upon the liquidation or dissolution of any Credit Party, or the winding up of the assets or business of any Credit Party or under any Mortgage Policy covering Excluded Existing Senior Subordinated Secured Notes Collateral (or Excluded Collateral, as applicable), shall be applied as follows:

(i) first, to the payment of all Obligations owing the Collateral Agent of the type described in clauses (iv), (v) and (vi) of the definition of “Obligations”;

(ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the payment of all amounts owing to any Agent of the type described in clause (vi) and (vii) of the definition of “Obligations”;

(iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 8.4(f), with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 8.4(f), with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(v) fifth, to the extent proceeds remain after the applications pursuant to preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement pursuant to Section 11.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

(c) For purposes of this Agreement (i) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations, Secondary Obligations or Tertiary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations, Secondary Obligations or Tertiary Obligations, as the case may be, (ii) “Primary Obligations” shall mean (x) all principal of, and interest on, all Loans, all Unpaid Drawings theretofore made (together with all interest accrued thereon), the aggregate Stated Amounts of all Letters of Credit issued under the Credit Agreement, and all Fees and (y) in the case of the Other Obligations, all amounts due under any Interest Rate Protection Agreement or Other Hedging Agreement (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities), (iii) “Secondary Obligations” shall mean all Obligations other than Primary Obligations and Tertiary Obligations and (iv) “Tertiary Obligations” shall mean all Existing Senior Subordinated Secured Notes Obligations. Furthermore, and notwithstanding anything to the contrary contained elsewhere in this Agreement, to the extent that the relevant Secured Creditors amend or modify the Credit Documents, the Existing Senior Subordinated Secured Notes Documents or the other Secured Debt Agreements in a manner which has the effect of increasing the outstanding amount of the Primary Obligations, Secondary Obligations or Tertiary Obligations, as the case may be, above the amounts thereof as then in effect, then to the extent additional amounts are owing as a result thereof, such additional amounts shall be deemed to constitute Primary Obligations, Secondary Obligations or Tertiary Obligations, as the case may be, in each case so long as the amendments or modifications which effect such increased amounts are made in accordance with the requirements set forth in clause (x) of the second proviso appearing in the first sentence of Section 11.2(a) below.

(d) Each of the Secured Creditors, by their acceptance of the benefits hereof and of the other Security Documents, agrees and acknowledges that if the Lender Creditors receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Revolving Loans under the Credit Agreement and Unpaid Drawings have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit under the Credit Agreement, and after the application of all such cash security to the repayment of all Obligations owing to the Lender Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 8.4(a) hereof.

(e) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 8.4 only) (i) first, to their Primary Obligations, (ii) second, to the Secondary Obligations (other than Secondary Obligations constituting indemnity or reimbursement obligations not then due and owing and for which no claim has been made at the time of the proposed payment) and (iii) third, to their Tertiary Obligations and, in the case of distributions pursuant to Section 8.4(a).

(f) All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Administrative Agent under the Credit Agreement for the account of (and for distribution to) the Lender Creditors, (y) if to the Existing Senior Subordinated Secured Notes Creditor, to the Existing Senior Subordinated Secured Notes Indenture Trustee under the Existing Senior Subordinated Secured Notes Indenture for the account of (and for distribution to) the Existing Senior Subordinated Secured Notes Trustee and the Existing Senior Subordinated Secured Noteholders in accordance with the requirements of the Existing Senior Subordinated Secured Notes Indenture and (z) if to any other Secured Creditor (other than the Collateral Agent), to the Authorized Representative for such other Secured Creditor, or in the absence of such an Authorized Representative, directly to such other Secured Creditor.

(g) For purposes of applying payments received in accordance with this Section 8.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement, (ii) the Existing Senior Subordinated Secured Notes Trustee under the Existing Senior Subordinated Secured Notes Indenture and (iii) each Authorized Representative of an Other Creditor (or, in the absence of any such Authorized Representative, directly upon such other relevant Secured Creditors), for a determination (which each Authorized Representative for any Secured Creditor and the Secured Creditors agree to provide upon request of the Collateral Agent) of the outstanding Primary Obligations, Secondary Obligations and Tertiary Obligations (and Dollar Equivalents thereof) owed to the Lender Creditors, the Other Creditors or the Existing Senior Subordinated Secured Notes Creditor, as the case may be. Unless it has actual knowledge (including by way of written notice from any Lender Creditor, any Other Creditor or any of their respective Authorized Representatives) to the contrary, the Administrative Agent and each other Authorized Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Agreements are in existence.

(h) Distributions made in accordance with this Section 8.4 shall, notwithstanding anything to the contrary contained in this Agreement, be subject to the express subordination provisions contained in the Existing Senior Subordinated Secured Notes Documents and, as a result thereof, to the extent any Secured Creditor receives a distribution pursuant to this Section 8.4 which must be turned over or applied in accordance with said subordination provisions, said subordination provisions shall control the ultimate distribution of such amounts.

(i) It is understood and agreed that each of the Assignors shall remain jointly and severally liable to the relevant Secured Creditors to the extent of any deficiency between the amount of the proceeds of the Collateral received by such Secured Creditors hereunder and the aggregate amount of the sums referred to in clause (a) or (b), as the case may be, of this Section with respect to the relevant Assignor.

8.5 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

8.6 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

ARTICLE IX

INDEMNITY

9.1 Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, assigns, employees, affiliates and agents (hereinafter in this Section 9.1 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 9.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 9.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

(b) Without limiting the application of Section 9.1(a) hereof, each Assignor agrees, jointly and severally, to pay or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c) Without limiting the application of Section 9.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any other Secured Debt Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Agreement.

(d) If and to the extent that the obligations of any Assignor under this Section 9.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

9.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article IX shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the full repayment of all the Existing Senior Subordinated Secured Notes, the termination of all Interest Rate Protection Agreements or Other Hedging Agreements and Letters of Credit, and the payment of all other Obligations and notwithstanding the discharge thereof.

ARTICLE X

DEFINITIONS

The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined. Except as otherwise defined in this Article X, terms used in this Agreement shall have the meaning provided such terms in the Credit Agreement (or, at any time on and after the Credit Documents Obligations Termination Date, the Credit Agreement as in effect on such date (without giving effect to the termination thereof)).

“Account” shall mean any “account” as such term is defined in the UCC as in effect on the date hereof in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

“Administrative Agent” shall have the meaning provided in the recitals of this Agreement.

“Agreement” shall have the meaning provided in the preamble of this Agreement.

“As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Assignor” shall have the meaning provided in the preamble of this Agreement.

“Authorized Representative” shall have the meaning provided in Annex K hereto.

“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors (excluding the Existing Senior Subordinated Secured Notes Creditor in the case of cash constituting Excluded Existing Senior Subordinated Secured Notes Collateral).

“Chattel Paper” shall mean “chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

“Class” shall have the meaning provided in Section 11.2 of this Agreement.

“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.

“Collateral Agent” shall have the meaning provided in the preamble of this Agreement.

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts and any or all Excluded Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreements, Other Hedging Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

“Copyrights” shall mean any United States or foreign copyright now or hereafter owned by any Assignor, including any registrations of any copyrights, in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office by any Assignor.

“Co-Syndication Agent” shall have the meaning provided in the recitals of this Agreement.

“Credit Agreement” shall have the meaning provided in the recitals of this Agreement.

“Credit Document Obligations” shall have the meaning provided in the definition of “Obligations” in this Article X.

“Credit Document Obligations Termination Date” shall mean that date upon which all Credit Document Obligations (other than those arising from indemnities for which no request has been made) have been paid in full and all Commitments and Letters of Credit under the Credit Agreement have been terminated.

“Credit Documents” shall mean the “Credit Documents” under, and as defined in, the Credit Agreement and shall include any credit documentation executed and delivered in connection with any replacement or refinancing Credit Agreement.

“Default” shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Documentation Agent” shall have the meaning provided in the recitals of this Agreement.

“Documents” shall mean “documents” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Assignor now or hereafter has any right, title or interest.

“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Equipment” shall mean any “equipment,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto but excluding Equipment to the extent it is subject to a Permitted Lien and the terms of the Indebtedness secured by such Permitted Lien prohibits assignment of, or granting of a security interest in, such Assignor’s rights and interests therein.

“Event of Default” shall mean (i) any Event of Default under, and as defined in, the Credit Agreement, (ii) any Event of Default under, and as defined in, the Existing Senior Subordinated Secured Notes Indenture, (iii) any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement and (iv) any payment default on any of the Obligations after the expiration of any applicable grace period.

“Excluded Collateral” shall mean and include (i) Excluded Existing Senior Subordinated Secured Notes Collateral and (ii) and any other “collateral” under any other Security Document which is excluded as security for, or does not secure, the Existing Senior Subordinated Secured Notes Obligations, to the extent such other “collateral” constitutes (I) collateral of the type described in clause (i) of the definition of “Excluded Existing Senior Subordinated Secured Notes Collateral”, (II) collateral of any type owned or held by Holdings, (III) assets that are covered by certificate of title issued by a foreign country or governmental unit thereof or, in the case of intellectual property and permits, registered, filed or issued, as the case may be, under the laws of any foreign country or governmental unit thereof or other assets situated, located or held outside the United States, in each case, to the extent that the perfection of a security interest in such assets cannot be effected under the laws of the United States or any State thereof or (IV) proceeds of any “collateral” described in preceding clauses (I), (II) and (III).

“Excluded Contracts” shall have the meaning provided in the definition of Contracts.

“Excluded Existing Senior Subordinated Secured Notes Collateral” shall mean and include (i) all capital stock, Notes, Instruments, Investment Property and other equity interests and Securities owned or held by any Assignor, (ii) any and all Collateral owned or held by Holdings, (iii) any and all assets of the Assignors that are covered by a certificate of title issued by any foreign country or governmental unit thereof or, in the case of Marks, Patents, Copyrights and Permits, registered, filed or issued, as the case may be, under the laws of any foreign country or governmental unit thereof and all other assets owned or held by any Assignor situated, located or held outside the United States, in each case, to the extent that the perfection of a security interest in such assets cannot be effected under the laws of the United States or any State thereof and (iv) all Proceeds of the Collateral described in preceding clauses (i), (ii) and (iii).

“Existing Senior Subordinated Secured Noteholders” shall have the meaning provided in the recitals to this Agreement.

“Existing Senior Subordinated Secured Notes” shall mean the Borrower’s 12 1/2% Senior Subordinated Secured Notes due 2008 issued pursuant to the Existing Senior Subordinated Secured Notes Indenture and otherwise in accordance with the requirements of the definition of “Existing Senior Subordinated Secured Notes” contained in the Credit Agreement (as in effect on the date hereof), as the same are in effect on the date hereof and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and of the Credit Agreement.

“Existing Senior Subordinated Secured Notes Creditor” shall mean the Existing Senior Subordinated Secured Notes Indenture Trustee for the benefit of itself and the Existing Senior Subordinated Secured Noteholders.

“Existing Senior Subordinated Secured Notes Documents” shall mean the Existing Senior Subordinated Secured Notes, the Existing Senior Subordinated Secured Notes Indenture and the other documents and instruments executed and delivered with respect to the Existing Senior Subordinated Secured Notes or the Existing Senior Subordinated Secured Notes

Indenture, in each case as in effect on the date hereof and the same may be amended, modified and/or supplemented time to time in accordance with the terms thereof and of the Credit Agreement.

“Existing Senior Subordinated Secured Notes Indenture” shall mean the Indenture, dated as of May 30, 2002, among the Borrower, various Subsidiaries of the Borrower and the Existing Senior Subordinated Secured Notes Indenture Trustee, as in effect on the date hereof and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and of the Credit Agreement.

“Existing Senior Subordinated Secured Notes Indenture Trustee” shall have the meaning provided in the recitals to this Agreement.

“Existing Senior Subordinated Secured Notes Obligations” shall have the meaning provided in the definition of Obligations.

“General Intangibles” shall mean “general intangibles” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Goods” shall mean “goods” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the UCC as in effect on date hereof in the State of New York.

“Holdings” shall have the meaning provided in the recitals of this Agreement.

“Indemnitee” shall have the meaning provided in Section 9.1 of this Agreement.

“Instrument” shall mean “instruments” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production, from raw materials through work-in-process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the UCC as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor.

“Investment Property” shall mean “investment property” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Lender Creditors” shall have the meaning provided in the recitals of this Agreement.

“Lenders” shall have the meaning provided in the recitals of this Agreement.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Location” of any Assignor, shall mean such Assignor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Marks” shall mean all right, title and interest in and to any trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks now held or hereafter acquired by any Assignor, which are registered or filed in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or any equivalent foreign office or agency, as well as any unregistered trademarks and service marks used by an Assignor and any trade dress including logos, designs, fictitious business names and other business identifiers used by any Assignor.

“Non-Existing Senior Subordinated Secured Notes Obligations” shall mean all Obligations other than Existing Senior Subordinated Secured Notes Obligations.

“Non-Existing Senior Subordinated Secured Notes Obligations Termination Date” shall mean the date upon which the Total Commitment under the Credit Agreement has been terminated, all Letters of Credit issued under the Credit Agreement have been terminated, no Note under the Credit Agreement is outstanding and all Loans thereunder have been indefeasibly repaid in full, all Interest Rate Protection Agreements and Other Hedging Agreements entered into with any Other Creditors have been terminated, and all other Obligations (other than (I) the Existing Senior Subordinated Secured Notes Obligations and (II) those Obligations arising from indemnities for which no claim has been made) then owing have been indefeasibly paid in full.

“Obligations” shall mean and include, as to any Assignor, all of the following:

(i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit, fees, costs and indemnities) of such Assignor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Assignor is a party (including, without limitation, in the event such Assignor is a Guarantor, all such obligations, liabilities and indebtedness of such Assignor under its Guaranty) and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the “Credit Document Obligations”);

(ii) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Assignor to the Other Creditors, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereinafter arising (including, without limitation, in the case of a Assignor that is a Guarantor, all obligations, liabilities and indebtedness of such Assignor under its Guaranty in respect of the Interest Rate Protection Agreements and Other Hedging Agreements), and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in each such Interest Rate Protection Agreement and Other Hedging Agreement (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the “Other Obligations”);

(iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, indemnities, fees and expenses, all interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of Holdings or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) of each Assignor owing to the Existing Senior Subordinated Secured Noteholders and the Existing Senior Subordinated Secured Notes Creditor, whether now existing or hereafter incurred under, arising out of or in connection with any Existing Senior Subordinated Secured Notes Document to which such Assignor is a party (including, in the case of each Subsidiary Guarantor, all such obligations and indebtedness under any guaranty constituting a Existing Senior Subordinated Secured Notes Document to which such Assignor is a party) and the due performance and compliance by each Assignor with all of the terms, conditions and agreements contained in each such Existing Senior Subordinated Secured Notes Document (all such obligations and liabilities under this clause (iii) being herein collectively called the “Existing Senior Subordinated Secured Notes Obligations”);

(iv) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

(v) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Assignor referred to in clauses (i), (ii), (iii) and (iv) after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(vi) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 9.1 of this Agreement; and

(vii) all amounts owing to any Agent pursuant to any of the Credit Documents in its capacity as such;

It is acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement; provided that in the case of additional extensions of credit included as “Obligations” hereunder by way of an amendment or modification to this Agreement, such amendment or modification (and the additional extension of credit permitted thereby) shall comply with the requirements of clause (x) of the second proviso appearing in the first sentence of Section 11.2(a). Notwithstanding anything to the contrary contained above in this definition, obligations and liabilities which would otherwise constitute Obligations pursuant to clause (iii) of the first sentence of this definition shall not constitute Obligations for purposes of (or be secured pursuant to) this Agreement to the extent incurred (or guaranteed) in violation of the provisions of Section 9.04 of the Credit Agreement as same is in effect on the date hereof (but only with respect to that portion of indebtedness outstanding (or guaranteed) in violation thereof).

“Other Creditors” shall have the meaning provided in the recitals of this Agreement.

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

“Other Obligations” shall have the meaning provided in the definition of “Obligations” in this Article X.

“Patents” shall mean any patent in or to which any Assignor now or hereafter has any right, title or interest therein, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent now or hereafter made by any Assignor.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.

“Primary Obligations” shall have the meaning provided in Section 8.4(c) of this Agreement.

“Pro Rata Share” shall have the meaning provided in Section 8.4(c) of this Agreement.

“Proceeds” shall mean all “proceeds” as such term is defined in the UCC as in effect in the State of New York on the date hereof and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Organization” shall have the meaning provided in the UCC as in effect on the date hereof in the State of New York.

“Required Secured Creditors” shall mean (i) at all times prior to the occurrence of the Credit Document Obligations Termination Date, the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, each of the Lenders), (ii) at all times on and after the Credit Document Obligations Termination Date, the holders of at least the majority of the then outstanding Obligations (determined, in the case of Other Obligations, by the Collateral Agent in such reasonable manner as is acceptable to it and, in the case of the Existing Senior Subordinated Secured Notes Obligations, by the Existing Senior Subordinated Secured Notes Indenture Trustee in accordance with the provisions of the Existing Senior Subordinated Secured Notes Indenture).

“Requisite Creditors” shall have the meaning provided in Section 11.2 of this Agreement.

“Secondary Obligations” shall have the meaning provided in Section 8.4(c) of this Agreement.

“Secured Creditors” shall mean, collectively, the Lender Creditors, the Other Creditors, and the Existing Senior Subordinated Secured Notes Creditor.

“Secured Debt Agreements” shall mean and include (i) this Agreement, (ii) the Credit Agreement, the other Credit Documents and, to the extent then in effect, any Interest Rate Protection Agreements and Other Hedging Agreements entered into with any Other Creditors and (iii) the Existing Senior Subordinated Secured Notes Documents.

“Security” shall mean “security” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Software” shall mean “software” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the UCC as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Termination Date” shall have the meaning provided in Section 11.8(a) of this Agreement.

“Timber-to-be-Cut” shall mean “timber-to-be-cut” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Tractor Trailer” shall mean any truck, tractor, trailer, tank trailer or other trailer or similar vehicle or trailer.

“Trade Secret Rights” shall mean the rights of an Assignor in any Trade Secret it holds.

“Trade Secrets” shall mean any secretly held existing engineering or other data, information, production, procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and/or servicing of any products or business of an Assignor worldwide whether written or not.

“Transmitting Utility” shall have the meaning given such term in Section 9-102(a)(80) of the UCC.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder from time to time.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“U.S. Dollar Equivalent” shall mean, at any time for the determination thereof, the amount of U.S. Dollars which could be purchased with the amount of the relevant foreign currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

“U.S. Pledge Agreement” shall have the meaning provided in the Credit Agreement.

“U.S. Subsidiaries Guaranty” shall have the meaning provided in the recitals of this Agreement.

ARTICLE XI

MISCELLANEOUS

11.1 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Collateral Agent or any Assignor shall not be effective until received by the Collateral Agent or such Assignor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a)	if to any Assignor, c/o:

Quality Distribution, Inc.

3802 Corporex Park Drive

Tampa, Florida 33619

Attention: Chief Financial Officer

Telephone No.: (813) 569-7275

Facsimile No.: (813) 630-9637

(b)	if to the Collateral Agent:

Credit Suisse First Boston

11 Madison Avenue

New York, New York 10010

Attention: Thomas Lynch

Telephone No.: (212) 325-9205

Facsimile No.: (212) 325-8304

(c) if to any Lender Creditor (other than the Collateral Agent), at such address as such Lender Creditor shall have specified in the Credit Agreement; and

(d) if to any other Secured Creditor, (x) to the Authorized Representative for such Secured Creditor or (y) if there is no such Authorized Representative, at such address as such Secured Creditor shall have specified in writing to each Assignor and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

11.2 Waiver; Amendment; Notice of Acceleration. (a) None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly and adversely affected thereby (it being understood that the addition or release of any Assignor hereunder shall not constitute a change, waiver, discharge or termination affecting any Assignor other than the

Assignor so added or released) and the Collateral Agent (with the written consent of the Required Secured Creditors); provided that (i) additional Assignors may be added as parties hereto from time to time in accordance with Section 11.13 without the consent of any other Assignor or of the Secured Creditors, (ii) Assignors may be removed as parties hereto from time to time in accordance with Section 11.14 without any consent of any other Assignor or of the Secured Creditors and (iii) any change, waiver, modification or variance affecting the rights and benefits of any Class (as defined below), with outstanding Obligations of the respective Class secured hereby at such time, of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such affected Class; provided further, however, that notwithstanding anything to the contrary provided in clause (iii) of the immediately preceding proviso, (x) the Required Secured Creditors may agree to modifications to this Agreement for the purpose, among other things, of securing additional extensions of credit (including, without limitation, pursuant to the Credit Agreement or any refinancing or extension thereof) and adding new creditors as “Secured Creditors” hereunder (either as part of an existing Class of Secured Creditors or as a newly created Class) and such changes shall not require the written consent of the Requisite Creditors of the various Classes, so long as (I) such extensions (and resulting addition) do not otherwise give rise to an express violation of the terms of the Credit Agreement, (II) in the case of any such extensions under the Credit Agreement or any Interest Rate Protection Agreement or Other Hedging Agreement, such extensions (and the obligations evidenced thereby) constitute “Senior Debt” and/or “Guarantor Senior Debt” under the Existing Senior Subordinated Secured Notes Indenture and (III) in the case of any other extensions not described in preceding clause (II), such extensions (and resulting addition) do not otherwise give rise to an express violation of the terms of the Existing Senior Subordinated Secured Notes Documents and (y) said clause (iii) shall not apply to any release of Collateral or any Assignor (or the termination of this Agreement) effected in accordance with the requirements of Section 11.8 or 11.14 of this Agreement, as the case may be. For the purpose of this Agreement, the term “Class” shall mean each class of Secured Creditors with outstanding Obligations secured hereby at such time, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations, (y) the Other Creditors as holders of the Other Obligations or (z) the Existing Senior Subordinated Secured Notes Creditor (with respect to the Existing Senior Subordinated Secured Notes Obligations). For the purpose of this Agreement, the term “Requisite Creditors” of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders (for this purpose determined after giving effect to the last sentence of the definition thereof as if the assignment referred to therein had occurred), (y) with respect to the Other Obligations, the holders of at least a majority of all Other Obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements (as determined by the Collateral Agent in such reasonable manner as is acceptable to it) and (z) with respect to the Existing Senior Subordinated Secured Notes Obligations, the Existing Senior Subordinated Secured Notes Creditor acting at the direction of the holders of at least a majority of all Existing Senior Subordinated Secured Notes Obligations outstanding from time to time.

(b) Each Secured Creditor (other than an Other Creditor), by its acceptance of the benefits of this Agreement, hereby authorizes its Authorized Representative to, and each such Authorized Representative (by such authorization) hereby agrees to, deliver to the Collateral Agent and each other Authorized Representative:

(i) in the case of the Administrative Agent, prompt written notice of the acceleration of any Credit Document Obligations (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the Borrower), although the failure to deliver any such notice shall not affect the validity of such acceleration; and

(ii) in the case of the Existing Senior Subordinated Secured Notes Trustee, prompt written notice of the acceleration of the Existing Senior Subordinated Secured Notes Obligations (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the Borrower), although the failure to deliver any such notice shall not affect the validity of such acceleration.

11.3 Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Obligations; whether or not such Assignor shall have notice or knowledge of any of the foregoing.

11.4 Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and (i) shall remain in full force and effect, subject to release and/or termination as set forth in Section 11.8, (ii) be binding upon each Assignor and its successors and assigns; provided, however, that no Assignor shall assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (with the prior written consent of the Required Secured Creditors). Any Person that becomes a Secured Creditor after the date hereof by its acceptance of any Note, any Existing Senior Subordinated Secured Note or any Interest Rate Protection Agreement or the benefits of this Agreement, as the case may be, shall be bound by the terms hereof; it being understood that, as between the Existing Senior Subordinated Secured Noteholders and the Existing Senior Subordinated Secured Notes Creditor, no Existing Senior Subordinated Secured Noteholder shall have any right to give any direction to the Collateral Agent with respect to any Collateral or take any action or exercise any right of a Secured Creditor under this Agreement or any other Security Documents, with all such directions, actions or rights to be given, taken or exercised, as the case may be, by the Existing Senior Subordinated Secured Notes Creditor acting for the benefit of the holders of the Existing Senior Subordinated Secured Notes Obligations, provided that nothing contained in the preceding clause shall be construed to limit the agreements set forth in the last sentence of Section 8.1. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and each other Secured Debt Agreement regardless of any investigation made by the Secured Creditors or on their behalf.

11.5 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

11.6 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH ASSIGNOR. EACH ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH ASSIGNOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 11.1 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY ASSIGNOR IN ANY OTHER JURISDICTION.

(b) EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.7 Assignor’s Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of each Assignor under or with respect to any Collateral.

11.8 Termination; Release. (a) After the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 9.1 hereof shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the earlier to occur of (x) the date upon which (i) the Non-Existing Senior Subordinated Secured Notes Obligations Termination Date shall have occurred and (ii) if (but only if) an Event of Default under, and as defined in, the Existing Senior Subordinated Secured Notes Indenture exists on the Non-Existing Senior Subordinated Secured Notes Obligations Termination Date, all Existing Senior Subordinated Secured Notes Obligations (other than those arising from indemnities for which no claim has been made) then owing have been indefeasibly paid in full (or defeased in accordance with the terms of the Existing Senior Subordinated Secured Notes Indenture) and (y) that date upon which the Required Secured Creditors shall have released all of the Collateral pledged hereunder in accordance with the requirements of Section 11.8(b) or (c) below. For the avoidance of doubt, upon repayment in full of the Existing Senior Subordinated Secured Notes Obligations or termination of the Existing Senior Subordinated Secured Notes Documents, the security rights of the Existing Senior Subordinated Secured Notes Creditor in the Collateral shall be automatically released and discharged (without any further action required).

(b) In the event that any part of the Collateral is sold or otherwise disposed of in connection with a sale or other disposition (other than a sale or disposition to any Assignor or any Subsidiary thereof) which (x) at all times prior to the Credit Document Obligations Termination Date, is permitted by the Credit Agreement and (y) does not violate the provisions of any other Secured Debt Agreement, then, so long as the Borrower certifies to the Collateral Agent that, at the time of the respective release and immediately after giving effect thereto (and to the sale or other disposition of the respective Collateral), either (x) no Obligations are or will be then due and payable or (y) all Obligations which will then be due and payable as a result of such sale or disposition shall be paid on such date in accordance with the requirements of the respective Secured Debt Agreements, the Collateral Agent, at the request and expense of the respective Assignor, will (i) duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or disposed of and has not theretofore been released pursuant to this Agreement and (ii) execute such releases and discharges in respect of such Collateral as is then being (or has been) so sold or disposed of as such Assignor may reasonably request; provided, however, that if (but only if) an Event of Default under, and as defined in, the Existing Senior Subordinated Secured

Notes Indenture exists on the date of such sale or other disposition and such date is also the Non-Existing Senior Subordinated Secured Notes Obligations Termination Date, only that portion of the Collateral sold or otherwise disposed of in order to repay in full the Credit Document Obligations and/or the Other Obligations on such date shall be (and shall be required to be) released pursuant to this Section 11.8(b) until such Event of Default (and all other Events of Default under, and as defined in, the Existing Senior Subordinated Secured Notes Indenture) shall have been cured or otherwise waived by the Required Secured Creditors (determined after giving effect to the Non-Existing Senior Subordinated Secured Notes Obligations Termination Date), at which time such remaining Collateral shall be released as otherwise provided above (without regard to this proviso).

(c) In addition to any release of Collateral pursuant to preceding clauses (a) and (b), all or any portion of the Collateral hereunder shall be released by the Collateral Agent at the written direction of, or with the written consent of, the Required Secured Creditors (which may be, but shall not be required to be, granted in connection with a repayment of all, or any specified portion, of the Obligations owing to such Secured Creditors) and, in connection therewith, the Collateral Agent, at the request and expense of the respective Assignor, will (i) duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so released and has not theretofore been released pursuant to this Agreement and (ii) execute such releases and discharges in respect of such Collateral as is then being (or has been) so released as such Assignor may reasonably request.

(d) At any time that an Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 11.8(a), (b) or (c), such Assignor shall deliver to the Collateral Agent a certificate signed by a principal executive officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 11.8(a), (b) or (c). If requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the relevant Assignor shall furnish appropriate legal opinions (from counsel, which may be in-house counsel, reasonably acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. Upon any release of Collateral pursuant to Section 11.8(a), (b) or (c), none of the Secured Creditors shall have any continuing right or interest in such Collateral, or the proceeds thereof; provided, however, that if (but only if) an Event of Default under, and as defined in, the Existing Senior Subordinated Secured Notes Indenture exists on the date of such release and such date is also the Non-Existing Senior Subordinated Secured Notes Obligations Termination Date, any proceeds of any Collateral sold or otherwise disposed of on such date and not used to repay in full the Credit Document Obligations and/or the Other Obligations shall remain subject to the pledge hereunder (and continue to constitute Collateral) until such Event of Default (and all other Events of Default under, and as defined in, the Existing Senior Subordinated Secured Notes Indenture) shall have been cured or otherwise waived by the Required Secured Creditors (determined after giving effect to the Non-Existing Senior Subordinated Secured Notes Obligations Termination Date), at which time any continuing right or interest in such Collateral shall terminate.

(e) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in the absence of gross negligence or willful misconduct believes to be in accordance with) this Section 11.8.

(f) Without limiting the foregoing provisions of this Section 11.8, to the extent applicable following the qualification of the Existing Senior Subordinated Notes Indenture under the Trust Indenture Act, (i) the Assignors shall comply with Section 314(d) of the Trustee Indenture Act in connection with the release of property or Liens hereunder and (ii) the parties hereto agree that if any amendments to this Agreement or any other Security Documents are required in order to comply with the provisions of the Trust Indenture Act, such parties shall cooperate and act in good faith to effect such amendments as promptly as practicable.

11.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent.

11.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.11 The Collateral Agent and the other Secured Creditors. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Section 12 of the Credit Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.

11.12 Additional Assignors. It is understood and agreed that any Subsidiary Guarantor that desires to become an Assignor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Credit Agreement, any other Credit Document or the Existing Senior Subordinated Secured Notes Indenture shall become an Assignor hereunder by (x) executing a counterpart hereof and delivering same to the Collateral Agent, or by executing an assumption agreement in form and substance satisfactory to the Collateral Agent, (y) delivering supplements to Annexes A through J, includisive, hereto and Annex L hereto, as are necessary to cause such Annexes to be complete and accurate with respect to such additional Assignor on such date and (z) taking all actions as specified in this Agreement, the Credit Agreement and the Existing Senior Subordinated Secured Notes Indenture, as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Agent.

11.13 Release of Assignors. If at any time all of the equity interests of any Assignor owned by Holdings and its Subsidiaries are sold to any Person (other than Holdings or any of its Subsidiaries) in a transaction which (x) at all times prior to the Credit Document Obligations Termination Date, is permitted pursuant to the Credit Agreement and (y) does not violate the terms of any other Secured Debt Agreement then in effect, then, at the request and expense of the Borrower, the respective Assignor shall be released as an Assignor pursuant to this Agreement (and the Collateral Agent is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it). At any time that the Borrower desires that an Assignor be released from this Agreement as provided in this Section 11.13, the Borrower shall deliver to the Collateral Agent a certificate signed by an Authorized Representative of the Borrower stating that the release of the respective Assignor is permitted pursuant to this Section 11.13. If requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the Borrower shall furnish legal opinions (from counsel, which may be in-house counsel, reasonably acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as a result of the release of any Assignor by it in accordance with (or which it in the absence of gross negligence or willful misconduct believes to be in accordance with) this Section 11.13.

11.14 No Third Party Beneficiaries. This Agreement is entered into solely for the benefit of the parties hereto and their respective successors and assigns and for the benefit of the Secured Creditors from time to time and their respective successors and assigns and, except for the Secured Creditors and their successors and assigns, there shall be no third party beneficiaries hereof, nor shall any Person other than the parties hereto and their respective successors and assigns, and the Secured Creditors and their respective successors and assigns, be entitled to enforce the provisions hereof or have any claims against any party hereto (or any Secured Creditor) or their successors and assigns arising from, or under, this Agreement.

ARTICLE XII

SPECIAL AGREEMENTS AND ACKNOWLEDGEMENTS BY SECURED CREDITORS

By their acceptance of their respective Obligations and the benefits of this Agreement, the following agreements and acknowledgements are made by the Existing Senior Subordinated Secured Creditor (and its successors and assigns) for the benefit of the Secured Creditors holding Non-Existing Senior Subordinated Secured Notes Obligations (or, in the case of Sections 12.1(b), 12.2(b) and 12.7, all of the Secured Creditors for the benefit of the other Secured Creditors):

12.1 Priorities With Respect to Collateral, etc. (a) The liens of the Lender Creditors, the Existing Senior Subordinated Secured Notes Creditor and the Other Creditors in the Collateral shall be subject to: (x) the priorities for distributions in accordance with the terms of Section 8.4 (including, without limitation, in the case of (I) any distribution of any Collateral upon any bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of the Borrower or its respective Subsidiaries, or the application of any Collateral to the payment thereof and (II) any distribution of the Collateral upon the liquidation or dissolution of the

Borrower or its respective Subsidiaries, or the winding up of the assets or business of the Borrower or its respective Subsidiaries) and (y) the express subordination provisions (and only those subordination provisions) contained in the Existing Senior Subordinated Secured Notes Indenture (which provisions shall apply in accordance with the express terms thereof). The foregoing shall be effective at all times prior to the Termination Date, notwithstanding: (i) the initiation of any bankruptcy, moratorium, reorganization or other insolvency proceeding with respect to any Credit Party; (ii) the priorities which would otherwise result from the order of creation, attachment or perfection of any such lien; (iii) the taking of possession of any of the Collateral by the Collateral Agent, any Lender Creditor, the Existing Senior Subordinated Secured Notes Creditor or any Other Creditor; (iv) the filing of any financing statement or the recording of any mortgage or other instrument in any recording office; (v) the order in which any of the Credit Document Obligations, Other Obligations or Existing Senior Subordinated Secured Notes Obligations is created; or (vi) whether any such lien is now perfected, hereafter ceases to be perfected, is avoidable by any bankruptcy trustee or otherwise is set aside, invalidated or lapses; and shall continue in full force and effect until the Termination Date.

(b) Each Secured Creditor, by its acceptance of the benefits of the Security Agreement, hereby agrees for the benefit of the other Secured Creditors that, except as otherwise specifically provided in the immediately succeeding sentence, to the extent any additional or substitute collateral for any of the Obligations of the type covered by the Security Agreement is delivered by Holdings or any of its Subsidiaries to or for the benefit of any Secured Creditor, such collateral shall be subject to the provisions of the Security Agreement and, in the event such collateral constitutes “Excluded Existing Senior Subordinated Secured Notes Collateral”, be subject to the pledge limitations for Existing Senior Subordinated Secured Notes Obligations set forth in the Security Agreement.

12.2 Right to Contest; etc. (a) The Existing Senior Subordinated Secured Notes Creditor agrees for itself (and for the Existing Senior Subordinated Secured Noteholders), and their respective successors and assigns, (i) not to contest or support any other Person in contesting, in any proceeding, including, without limitation, any bankruptcy, insolvency or liquidation proceeding, the priority, validity or enforceability of the Liens held by the Lender Creditors or the Other Creditors or the Collateral Agent (on behalf of such Secured Creditors) in the Collateral or the priority, validity or enforceability of the Obligations (so long as the Liens held by the Collateral Agent (in favor of the Existing Senior Subordinated Secured Notes Creditor) in the Collateral (other than the Excluded Collateral), and the Existing Senior Subordinated Secured Notes Obligations owing to the Existing Senior Subordinated Secured Notes Creditors, are not subject to a contest initiated or supported by the Lender Creditors or the Other Creditors at such time), or the provisions of this Section 12 and (ii) that the Existing Senior Subordinated Secured Notes Obligations are not (and shall not be construed to be) secured by any Excluded Collateral.

(b) Each Secured Creditor (other than the Existing Senior Subordinated Secured Notes Creditor) agrees for itself, and its successors and assigns, not to contest or support any other Person in contesting, in any proceeding, including, without limitation, any bankruptcy, insolvency or liquidation proceeding, the validity or enforceability of the Liens held by the Existing Senior Subordinated Secured Notes Creditor or the Collateral Agent (on behalf of the Existing Senior Subordinated Secured Notes Creditor) in any Collateral (other than Excluded

Collateral) or the validity or enforceability of the Existing Senior Subordinated Secured Notes Obligations, in each case so long as the Liens held by the Lender Creditors, the Other Creditors or the Collateral Agent (on behalf of such Secured Creditors) in the Collateral is, and the relevant Obligations owing to such Secured Creditors are, valid and enforceable (and not subject to a contest initiated or supported by the Existing Senior Subordinated Secured Notes Creditor or any Existing Senior Subordinated Secured Noteholder) at such time.

(c) Each Secured Creditor agrees for itself, and for its successors and assigns, that neither the Collateral Agent nor the Required Secured Creditors (in directing the Collateral Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral (including Excluded Collateral) or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner that would maximize the return to any Class of Secured Creditors holding Obligations of any type (whether Credit Document Obligations, Other Obligations or Existing Senior Subordinated Secured Notes Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such Class of Secured Creditors from such realization, sale, disposition or liquidation.

12.3 Payment Invalidated. In the event that any of the Non-Existing Senior Subordinated Secured Notes Obligations shall be paid in full and subsequently, for whatever reason (including, but not limited to, an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), formerly paid or satisfied Non-Existing Senior Subordinated Secured Notes Obligations become unpaid or unsatisfied, the terms and conditions of this Section 12 shall be fully applicable thereto until all such Non-Existing Senior Subordinated Secured Notes Obligations are again paid in full.

12.4 Right to Amend; etc. As between the Existing Senior Subordinated Secured Notes Creditor and the other Secured Creditors (including, without limitation, the Lenders), it is agreed that the Secured Creditors (excluding the Existing Senior Subordinated Secured Notes Creditor in its capacity as such) may at any time and from time to time, in their sole discretion, and without any obligation to give any notice or receive any consent from the Existing Senior Subordinated Secured Notes Creditor in its capacity as such, (i) change the manner, place or terms of payment, or change or extend the time of payment of, or renew, alter, refinance, increase or add to the Non-Existing Senior Subordinated Secured Notes Obligations, (ii) obtain, release, or dispose of any Collateral for the Non-Existing Senior Subordinated Secured Notes Obligations (subject, however, to Sections 11.2 and 11.8), or (iii) amend or supplement in any manner this Agreement and the other Credit Documents or any other agreements or instruments evidencing, securing or relating to the Non-Existing Senior Subordinated Secured Notes Obligations (subject, however, to Section 13.12 of the Credit Agreement and Section 11.2 hereof), and the provisions of this Section 12 shall continue in full force and effect with respect to all such Non-Existing Senior Subordinated Secured Notes Obligations.

12.5 Creation of Future Obligations. All of the Non-Existing Senior Subordinated Secured Notes Obligations shall be deemed to have been funded by the relevant Secured Creditors in reliance upon the agreements contained in this Section 12, and the Existing Senior Subordinated Secured Notes Creditor (i) expressly waives notice of acceptance of the agreements set forth herein, notice of reliance thereon and any other agreements and notice of the creation of any Non-Existing Senior Subordinated Secured Notes Obligations, (ii) agrees that the Secured Creditors shall be entitled to rely upon the agreements set forth herein at all times in creating Non-Existing Senior Subordinated Secured Notes Obligations and (iii) agrees that (w) additional extensions of credit may be made pursuant to the Credit Agreement, with the consent of the Required Lenders in accordance with Section 13.12 of the Credit Agreement and any other Lenders whose consent is required thereunder, (x) additional Credit Document Obligations resulting therefrom may be designated as Non-Existing Senior Subordinated Secured Notes Obligations (and shall be entitled to such priorities with respect to the Collateral as may be agreed amongst the Required Lenders), (y) no further consent of the Existing Senior Subordinated Secured Notes Creditor shall be required in connection therewith (so long as the incurrence of such Indebtedness under the Credit Agreement is not expressly prohibited by the Existing Senior Subordinated Secured Notes Indenture) and (z) the provisions of this Section 12 (and Section 8.4) shall be fully applicable to the Credit Document Obligations so created in the future.

12.6 Effectiveness. The provisions in this Section 12 (and Section 8.4) shall be effective both before and after the commencement of a bankruptcy, insolvency, liquidation or similar proceeding. All references in this Agreement to Holdings or any of its Subsidiaries shall include such entity as debtor in possession or any receiver or trustee for such entity.

12.7 Further Assurances. Each Secured Creditor agrees to take such further action and shall execute and deliver to the Administrative Agent, the Collateral Agent and the other Secured Creditors such additional documents and instruments (in recordable form, if requested) as the Administrative Agent, the Collateral Agent or such other Secured Creditors may reasonably request to effectuate the terms of, and the priorities established by, this Section 12. In addition, if in connection with any refinancing or replacement of indebtedness under the Credit Agreement, including as contemplated by the recitals hereof, the lenders or holders of the refinancing or replacement indebtedness require that such indebtedness be secured pursuant to separate security documents, each Secured Creditor agrees to take such actions and execute and deliver such documents, agreements and instruments as may be necessary or advisable in order to effect and maintain the relative priorities and rankings of security interests, rights, remedies and payments as contemplated hereby, including, without limitation, through intercreditor and subordination agreements. The Collateral Agent, for its part, agrees that it will from time to time upon the reasonable request of any Secured Creditor (and at the expense of the Assignors), furnish to such Secured Creditors copies of financing statements covering the Collateral which have been filed and such other information with respect to the Collateral in the possession of the Collateral Agent as may reasonably be requested by such Secured Creditor from time to time.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

QUALITY DISTRIBUTION, INC., as an Assignor

By:	/s/ Thomas Finkbiner
Name: Thomas Finkbiner
Title: President

QUALITY DISTRIBUTION, LLC, as an Assignor

By:	/s/ Thomas Finkbiner
Name: Thomas Finkbiner
Title: President

QD CAPITAL CORPORATION, as an Assignor

By:	/s/ Thomas Finkbiner
Name: Thomas Finkbiner
Title: President

QUALITY CARRIERS, INC., as an Assignor

By:	/s/ Thomas Finkbiner
Name: Thomas Finkbiner
Title: President

CHEMICAL LEAMAN CORPORATION, as an Assignor

By:	/s/ Thomas Finkbiner
Name: Thomas Finkbiner
Title: President

TRANSPLASTICS, INC., as an Assignor

By:	/s/ Thomas Finkbiner
Name: Thomas Finkbiner
Title: Vice President

ENVIROPOWER, INC., as an Assignor

By:	/s/ Thomas Finkbiner
Name: Thomas Finkbiner
Title: President

FLEET TRANSPORT COMPANY, INC., as an Assignor

By:	/s/ Thomas Finkbiner
Name: Thomas Finkbiner
Title: President

QUALA SYSTEMS, INC., as an Assignor

By:	/s/ Thomas Finkbiner
Name: Thomas Finkbiner
Title: Vice President

QSI SERVICES, INC., as an Assignor

By:	/s/ Thomas Finkbiner
Name: Thomas Finkbiner
Title: President

POWER PURCHASING, INC., as an Assignor

By:	/s/ Thomas Finkbiner
Name: Thomas Finkbiner
Title: President

AMERICAN TRANSINSURANCE GROUP, INC., as an Assignor

By:	/s/ Thomas Finkbiner
Name: Thomas Finkbiner
Title: President

M T L OF NEVADA, as an Assignor

By:	/s/ James Rakitsky
Name: James Rakitsky
Title: President

MEXICO INVESTMENTS, INC., as an Assignor

By:	/s/ Thomas Finkbiner
Name: Thomas Finkbiner
Title: President

CREDIT SUISSE FIRST BOSTON ACTING

THROUGH ITS CAYMAN ISLANDS BRANCH,

as Collateral Agent, as Assignee

By:	/s/ Robert Hetu
Name: Robert Hetu
Title: Director

By:	/s/ David J. Dodd
Name: David J. Dodd
Title: Associate

ANNEX K

TO

SECURITY AGREEMENT

THE COLLATERAL AGENT1

1. Appointment. The Secured Creditors, by their acceptance of the benefits of the Security Agreement to which this Annex K is attached (the “Security Agreement”) hereby irrevocably designate Credit Suisse First Boston (and any successor Collateral Agent) to act as specified herein and therein. Each Secured Creditor hereby irrevocable authorizes, and each holder of any Obligation by the acceptance of such Obligation and by the acceptance of the benefits of the Security Agreement shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of the Security Agreement and any instruments and agreements referred to therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder or thereunder by or through its authorized agents, sub-agents or employees. The Collateral Agent, for itself and its successors and assigns, hereby accepts such appointment created hereby upon the terms and conditions specified herein.

2. Nature of Duties. (a) The Collateral Agent shall have no duties or responsibilities except those expressly set forth herein or in the Security Agreement. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of this Agreement, any other Credit Document or any other Secured Debt Agreement a fiduciary relationship in respect of any Secured Creditor; and nothing in this Agreement, any other Credit Document or any other Secured Debt Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Security Agreement except as expressly set forth herein and therein.

(b) The Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of Liens upon the collateral or otherwise as to the maintenance of the Collateral.

(c) The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Assignor of any of the covenants or agreements contained in the Security Agreement, any other Credit Document or any other Secured Debt Agreement.

(d) The Collateral Agent shall be under no obligation or duty to take any action under, or with respect to, the Security Agreement if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business, or obtain any license, in any jurisdiction where it is not then so qualified or licensed or (iii) would subject the Collateral Agent to in personam jurisdiction in any locations where it is not then so subject.

[1]	Unless otherwise defined herein, all capitalized terms used herein (x) and defined in the Security Agreement, are used herein as therein defined and (y) not defined in the Security Agreement, are used herein as defined in the Credit Agreement referenced in the Security Agreement.

Annex K

(e) Notwithstanding any other provision of this Annex K, neither the Collateral Agent nor any of its officers, directors, employees, affiliates or agents shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance with, or pursuant to this Annex K of, the Security Agreement, unless caused by its or their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(f) Notwithstanding any other provision of the Security Agreement or this Annex K, the Collateral Agent shall not be responsible or liable for perfecting, or maintaining the priority of, the Liens created pursuant to the Security Agreement.

3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Creditor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Assignor and its Subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of each Assignor and its Subsidiaries, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any Notes or Existing Senior Subordinated Secured Notes or at any time or times thereafter. The Collateral Agent shall not be responsible or liable in any manner whatsoever to any Secured Creditor for the correctness of any recitals, statements, information, representations or warranties herein, in the other Secured Debt Agreements or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Security Agreement or the security interests granted thereunder or the financial condition of any Assignor or any Subsidiary of any Assignor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Security Agreement or any other Secured Debt Agreement, or the financial condition of any Assignor or any Subsidiary of any Assignor, or the existence or possible existence of any default or Event of Default under any Secured Debt Agreement. The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of any Assignor thereto or as to the security afforded by the Security Agreement.

4. Certain Rights of the Collateral Agent. (a) No Secured Creditor shall have the right to take any action with respect to (or against) any Collateral, or cause the Collateral Agent to take any action with respect to (or against) any Collateral, with only the Required Secured Creditors having the right to direct the Collateral Agent by written instruction in accordance with Section 4(d) hereof to take any such action. Except for actions required to be taken by the Collateral Agent in accordance with the Security Agreement, if the Collateral Agent shall request instructions from the Required Secured Creditors with respect to any act or action (including failure to act) in connection with the Security Agreement and the Required Secured Creditors shall fail to instruct the Collateral Agent with respect to any act or action (including failure to act

2

Annex K

and refrain from acting) in connection with the Security Agreement, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received express instructions from the Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Collateral Agent shall not incur liability to any Secured Creditor or any other Person by reason of so refraining. Without limiting the foregoing, (x) no Secured Creditor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder or under the Security Agreement in accordance with the instructions of the Required Secured Creditors or as expressly provided in the Security Agreement and (y) without limiting preceding clause (x), the Collateral Agent shall not be liable to any Secured Creditor or any other Person for any action taken or omitted to be taken by it hereunder or under the Security Agreement, unless caused by its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(b) Notwithstanding anything to the contrary contained herein (and subject to Section 2(f) of this Annex K), the Collateral Agent is authorized, but not obligated, (i) to take any action reasonably required to perfect or continue the perfection of the liens on the Collateral for the benefit of the Secured Creditors and (ii) when instructions from the Required Secured Creditors have been requested by the Collateral Agent but have not yet been received, to take any action which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Creditors in the Collateral; provided that once instructions have been received, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto.

(c) Notwithstanding anything to the contrary contained herein or in the Security Agreement, the Collateral Agent shall not be required to take or refrain from taking, and shall have no liability to any Secured Creditor for taking or refraining from taking, any action that exposes or, in the good faith judgment of the Collateral Agent may expose, the Collateral Agent or its officers, directors, agents or employees to personal liability, unless the Collateral Agent shall be adequately indemnified as provided herein or that is, or in the good faith judgment of the Collateral Agent may be, contrary to the Security Agreement, any other Secured Debt Agreement or applicable law.

(d) For purposes of the Security Agreement, each Secured Creditor shall appoint a Person as such Secured Creditor’s authorized representative (each, an “Authorized Representative”) for the purpose of giving or delivering any notices or instructions thereunder. Any instructions given by the Required Secured Creditors to the Collateral Agent pursuant to the Security Agreement shall be in writing signed by the Authorized Representative(s) of the various Secured Creditors comprising the Required Secured Creditors with respect to such instructions and such instructions shall certify to and for the benefit of the Collateral Agent that the Secured Creditors issuing or delivering such instructions constitute the Required Secured Creditors for purposes of this Section 4 and the instructions being delivered. The Collateral Agent shall be entitled to conclusively and absolutely rely on such instructions and certification as to the identity of the Required Secured Creditors with respect to such instructions, and the Collateral Agent shall not be required to take any action, and shall not be liable to any Secured Creditor for failing or refusing to act, pursuant to any instructions which are not given or delivered by the

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Annex K

Authorized Representatives of various Secured Creditors comprising the Required Secured Creditors with respect to such instructions. The parties hereto acknowledge that the Authorized Representative of each of the Secured Creditors shall be (x) the Administrative Agent, in the case of the Lender Creditors, (y) the Existing Senior Subordinated Secured Notes Indenture Trustee, in the case of the Existing Senior Subordinated Secured Notes Creditor (on behalf of the Existing Senior Subordinated Secured Noteholders) and (z) in the case of any Other Creditor, such representative as may be designated by such Other Creditor by written notice to the Collateral Agent from time to time.

5. Reliance; Interpretation. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon, any note, writing, resolution, notice, statement, certificate, telex, teletype or telescopes message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining hereto or to the Security Agreement and its duties thereunder and hereunder, upon advice of counsel selected by it. If, in its good faith judgment, the Collateral Agent reasonably believes that any instructions given or delivered pursuant to the Security Agreement require judicial interpretation or are invalid or otherwise contrary to the provisions of the Security Agreement, any other Secured Debt Agreement or applicable law, the Collateral Agent shall have the right to petition a court of competent jurisdiction to determine the validity of, or otherwise interpret, any such instructions. In such event, the Collateral Agent shall not be required to carry out such instructions unless directed to do so, or it is determined that it may do so, by such court.

6. Indemnification. To the extent the Collateral Agent is not reimbursed and indemnified by the Assignors under the Security Agreement, the Secured Creditors will reimburse and indemnify the Collateral Agent, in proportion to their respective outstanding principal amounts (including, for this purpose, the Stated Amount of outstanding Letters of Credit, as well as any unpaid Primary Obligations in respect of Interest Rate Protection Agreements and Other Hedging Agreements, as outstanding principal) of Obligations, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder, or in any way relating to or arising out of its actions as Collateral Agent in respect of the Security Agreement except for those resulting solely from the Collateral Agent’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The indemnities set forth in this Section 6 shall survive the repayment of all Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Obligations at the time of the respective occurrence upon which the claim against the Collateral Agent is based or, if same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Obligations as in effect immediately prior to the termination of the Security Agreement. The indemnities set forth in this Section 6 are in addition to any indemnities provided by the Lenders to the Collateral Agent pursuant to the Credit Agreement, with the effect being that the Lenders shall be responsible for indemnifying the Collateral Agent to the extent the Collateral Agent does not receive payments pursuant to this Section 6 from the Secured Creditors (although in such event, and upon the payment in full of all such amounts owing to the Collateral Agent by the Lenders, the Lenders shall be subrogated to any rights of the Collateral Agent to receive payment from the Secured Creditors).

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7. The Collateral Agent in its Individual Capacity. With respect to its obligations as a lender under the Credit Agreement and any other Credit Documents to which the Collateral Agent is a party, and to act as agent under one or more of such Credit Documents, the Collateral Agent shall have the rights and powers specified therein and herein for a “Lender”, or an “Agent”, as the case may be, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms “Lenders,” “Required Lenders,” “holders of Notes,” or any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent in its individual capacity. The Collateral Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with any Assignor or any Affiliate or Subsidiary of any Assignor as if it were not performing the duties specified herein or in the other Credit Documents, and may accept fees and other consideration from the Assignors for services in connection with the Credit Agreement, the other Credit Documents and otherwise without having to account for the same to the Secured Creditors.

8. Holders. The Collateral Agent may deem and treat the payee of any Note or the registered owner of any Existing Senior Subordinated Secured Note as the owner thereof for all purposes hereof unless and until written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Collateral Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note or the registered owner of any Existing Senior Subordinated Secured Note, shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or Existing Senior Subordinated Secured Note or of any Note or Existing Senior Subordinated Secured Note issued in exchange therefor.

9. Resignation and Removal of the Collateral Agent. (a) The Collateral Agent may resign from the performance of all of its functions and duties hereunder and under the Security Agreement at any time by giving 30 Business Days’ prior or written notice to the U.S. Borrower and the Secured Creditors. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clause (b) or (c) below.

(b) If a successor Collateral Agent shall not have been appointed within said 30 Business Day period by the Required Secured Creditors, the Collateral Agent, with the consent (unless an Event of Default shall exist, in which case no such consent shall be required) of the U.S. Borrower (which consent shall not be unreasonably withheld or delayed) shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

(c) If no successor Collateral Agent has been appointed pursuant to clause (b) above by the 30th Business Day after the date of such notice of resignation was given by the Collateral Agent, as a result of a failure by the U.S. Borrower to consent to the appointment of such a successor Collateral Agent, (i) the Required Secured Creditors shall then appoint a

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successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder or (ii) if the Required Secured Creditors shall have failed to appoint a successor Collateral Agent by the 35th Business Day after the date such notice of resignation was given by the Collateral Agent, the Collateral Agent may appoint (or petition a court of competent jurisdiction to appoint) a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder, in either such case until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

(d) Notwithstanding anything to the contrary contained herein, the Required Secured Creditors may remove the Collateral Agent by an instrument in writing executed by the Required Secured Creditors and, thereupon, appoint a successor Collateral Agent designated by the Required Secured Creditors, effective as provided in Section 9(e) below.

(e) The resignation or removal of a Collateral Agent shall become effective only upon the execution and delivery of such documents or instruments as are necessary to transfer the rights and obligations of the Collateral Agent under the Security Agreement and the recording or filing of such documents, instruments or financing statements as may be necessary to maintain the priority and perfection of any security interest granted by the Security Agreement. Copies of each such document or instrument shall be delivered to each of the U.S. Borrower, the Administrative Agent and the Existing Senior Subordinated Secured Notes Indenture Trustee. The appointment of a successor Collateral Agent pursuant to this Section 9 shall become effective upon the acceptance of such appointment (and execution by such successor of the documents, instruments or financing statements referred to above) and such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent.

(f) After any resignation or removal hereunder of the Collateral Agent, the indemnification provisions specified in this Annex K and in the Security Agreement shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in connection with its agency hereunder while it was Collateral Agent.

10. Co-Collateral Agents; Separate Collateral Agents. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Agent shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Collateral Agent or the Secured Creditors, then the Collateral Agent shall be entitled to appoint one or more sub-collateral agents or co-collateral agents, and in such case the Collateral Agent, the U.S. Borrower and each of the other Assignors having an interest in the Collateral located in the jurisdiction in which such separate or sub-collateral agent or co-collateral agent is to act shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more individuals approved by the Collateral Agent, either to act as co-collateral agent or co-collateral agents jointly with the Collateral Agent originally named herein or any successor or successors, or to act as a separate or sub-collateral agent or agents of the Collateral Agent and the Secured Creditors in respect of any or all of the Collateral. If the U.S. Borrower and each of the other Assignors having an interest in the Collateral located in the jurisdiction in which such separate or sub-collateral agent or co-collateral agent is to act shall not have joined in the execution of such instruments or agreements within 10 days after the receipt of a written request from the

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Collateral Agent so to do, or if a Default or an Event of Default shall be continuing, the Collateral Agent may act under the foregoing provisions of this Section 10 without the concurrence of the U.S. Borrower and the other Assignors, and the U.S. Borrower and each of the other Assignors hereby irrevocably appoint the Collateral Agent as their agent and attorney to act for them under the foregoing provisions of this Section 10 in either of such contingencies.

(b) Every separate or sub-collateral agent (and all references herein to a “separate collateral agent” shall be deemed to refer also to a “sub-collateral agent” or a “collateral sub-agent”) and every co-collateral agent, other than any collateral agent which may be appointed as successor to any Collateral Agent, shall, to the extent permitted by applicable law, be appointed and act and be such, subject to the following provisions and conditions, namely:

(i) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Collateral Agent in respect of the custody, control and management of monies, papers or securities shall be exercised solely by the Collateral Agent hereunder;

(ii) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Collateral Agent hereunder shall be conferred, reserved or imposed and exercised or performed by the Collateral Agent and such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, jointly or severally, as shall be provided in the instrument appointing such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, remedies, powers, duties and obligations shall be exercised and performed by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

(iii) no power given hereby to, or which it is provided hereby may be exercised by, any such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents shall be exercised hereunder by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents except (subject to applicable law) jointly with, or with the consent or at the direction in writing of, the Collateral Agent (which direction shall be made in accordance with the provisions of the Security Agreement);

(iv) all provisions of the Security Agreement relating to the Collateral Agent or to releases of Collateral shall apply to any such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

(v) no collateral agent constituted under this Section 10 shall be personally liable by reason of any act or omission of any other separate or co-collateral agent or the Collateral Agent hereunder; and

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(vi) the Collateral Agent at any time by an instrument in writing, executed by it, may accept the resignation of any such separate collateral agent or co-collateral agent and the Collateral Agent or the Required Secured Creditors may individually or jointly remove any such separate collateral agent or co-collateral agent, and in that case, by an instrument in writing executed by the Collateral Agent or the Required Secured Creditors, as the case may be, and the Collateral Agent or the Required Secured Creditors, as the case may be, may appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, anything herein contained to the contrary notwithstanding. If the U.S. Borrower and each of the other Assignors shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Collateral Agent so to do, or if a Default or an Event of Default shall be continuing, the Collateral Agent shall have the power to accept the resignation of or remove any such separate collateral agent or co-collateral agent and to appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, and to execute any such instrument without the concurrence of the U.S. Borrower or such other Assignor, and the U.S. Borrower and each of the other Assignors hereby irrevocably appoint the Collateral Agent their agent and attorney to act for them in such connection in either of such contingencies. If the Collateral Agent shall have appointed a separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents as above provided, the Collateral Agent may at any time, by an instrument in writing, accept the resignation of or remove any such separate collateral agent or co-collateral agent, the successor to any such separate collateral agent or co-collateral agent to be appointed by the U.S. Borrower and each of the other Assignors and the Collateral Agent, or by the Collateral Agent alone, as hereinabove provided in this Section 10.

8

ANNEX M

TO

SECURITY AGREEMENT

FORM OF CONTROL AGREEMENT REGARDING DEPOSIT ACCOUNTS

AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of                          ,         , among the undersigned assignor (the “Assignor”) CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”), and                      (the “Deposit Account Bank”), as the bank (as defined in Section 9-102 of the UCC as in effect on the date hereof in the State of                              (the “UCC”)) with which one or more deposit accounts (as defined in Section 9-102 of the UCC) are maintained by the Assignor (with all such deposit accounts now or at any time in the future maintained by the Assignor with the Deposit Account Bank being herein called the “Deposit Accounts”).

W I T N E S S E T H :

WHEREAS, the Assignor, various other Assignors and the Collateral Agent have entered into a Security Agreement, dated as of November     , 2003 (as amended, amended and restated, modified or supplemented from time to time, the “Security Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Security Agreement), the Assignor has granted a security interest to the Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Agreement) in all of the right, title and interest of the Assignor in and into any and all deposit accounts (as defined in Section 9-102 of the UCC) and in all monies, securities, instruments and other investments deposited therein from time to time (collectively, herein called the “Collateral”); and

WHEREAS, the Assignor desires that the Deposit Account Bank enter into this Agreement in order to establish “control” (as defined in Section 9-104 of the UCC) in each Deposit Account at any time or from time to time maintained with the Deposit Account Bank, and to provide for the rights of the parties under this Agreement with respect to such Deposit Accounts;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignor’s Dealings with Deposit Accounts; Notice of Exclusive Control. Until the Deposit Account Bank shall have received from the Collateral Agent a Notice of Exclusive Control (as defined below), the Assignor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts and give instructions in respect of the Deposit Accounts; provided, however, that the Assignor may not, and the Deposit Account Bank agrees that it shall not permit the Assignor to, without the Collateral Agent’s prior written consent, close any Deposit Account. If the Collateral Agent shall give to the Deposit Account Bank a notice of the Collateral Agent’s exclusive control of the Deposit Accounts, which notice states that it is a “Notice of Exclusive Control” (a “Notice of Exclusive Control”), only the Collateral Agent shall be entitled to withdraw funds from the Deposit Accounts, to give any instructions in respect of the Deposit Accounts and any funds held therein or credited thereto or otherwise to deal with the Deposit Accounts.

Annex M

2. Collateral Agent’s Right to Give Instructions as to Deposit Accounts. (a) Notwithstanding the foregoing or any separate agreement that the Assignor may have with the Deposit Account Bank, the Collateral Agent shall be entitled after delivery of a Notice of Exclusive Control, for purposes of this Agreement, at any time to give the Deposit Account Bank instructions as to the withdrawal or disposition of any funds from time to time credited to any Deposit Account, or as to any other matters relating to any Deposit Account or any other Collateral, without further consent from the Assignor. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, to comply with any such instructions from the Collateral Agent without any further consent from the Assignor. Such instructions may include the giving of stop payment orders for any items being presented to any Deposit Account for payment. The Deposit Account Bank shall be fully entitled to rely on, and shall comply with, such instructions from the Collateral Agent even if such instructions are contrary to any instructions or demands that the Assignor may give to the Deposit Account Bank. In case of any conflict between instructions received by the Deposit Account Bank from the Collateral Agent and the Assignor, the instructions from the Collateral Agent shall prevail.

(b) It is understood and agreed that after delivery of a Notice of Exclusive Control the Deposit Account Bank’s duty to comply with instructions from the Collateral Agent regarding the Deposit Accounts is absolute, and the Deposit Account Bank shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the Security Agreement or any other Credit Document (as defined in the Security Agreement), nor seek confirmation thereof from the Assignor or any other Person.

3. Assignor’s Exculpation and Indemnification of Depository Bank. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, after delivery of a Notice of Exclusive Control, to follow instructions from the Collateral Agent regarding the Deposit Accounts even if the result of following such instructions from the Collateral Agent is that the Deposit Account Bank dishonors items presented for payment from any Deposit Account. The Assignor further confirms that the Deposit Account Bank shall have no liability to the Assignor for wrongful dishonor of such items in following such instructions from the Collateral Agent. The Deposit Account Bank shall have no duty to inquire or determine whether the Assignor’s obligations to the Collateral Agent are in default or whether the Collateral Agent is entitled, under any separate agreement between the Assignor and the Collateral Agent, to give any such instructions. The Assignor further agrees to be responsible for the Deposit Account Bank’s customary charges and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless against any loss, cost or expense that the Deposit Account Bank may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the Collateral Agent.

4. Subordination of Security Interests; Deposit Account Bank’s Recourse to Deposit Accounts. The Deposit Account Bank hereby subordinates any claims and security interests it may have against, or with respect to, any Deposit Account at any time established or

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maintained with it by the Assignor (including any amounts, investments, instruments or other Collateral from time to time on deposit therein) to the security interests of the Collateral Agent (for the benefit of the Secured Creditors) therein, and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, any Deposit Account of the Assignor or any amounts, investments, instruments or other Collateral from time to time on deposit therein; provided that the Deposit Account Bank may, however, from time to time debit the Deposit Accounts for any of its customary charges in maintaining the Deposit Accounts or for reimbursement for the reversal of any provisional credits granted by the Deposit Account Bank to any Deposit Account, to the extent, in each case, that the Assignor has not separately paid or reimbursed the Deposit Account Bank therefor.1

5. Representations, Warranties and Covenants of Deposit Account Bank. The Deposit Account Bank represents and warrants to the Collateral Agent that:

(a) The Deposit Account Bank constitutes a “bank” (as defined in Section 9-102 of the UCC), that the jurisdiction (determined in accordance with Section 9-304 of the UCC) of the Deposit Account Bank for purposes of each Deposit Account maintained by the Assignor with the Deposit Account Bank shall be one or more States within the United States.

(b) The Deposit Account Bank shall not permit any Assignor to establish any demand, time, savings, passbook or other account with it which it does not constitute a “deposit account” (as defined in Section 9-102 of the UCC).

(c) The account agreements between the Deposit Account Bank and the Assignor relating to the establishment and general operation of the Deposit Accounts provide, whether specifically or generally, that the laws of                     2 govern secured transactions relating to the Deposit Accounts and that the Deposit Account Bank’s “jurisdiction” for purposes of Section 9-304 of the UCC in respect of the Deposit Accounts is                             .3 The Deposit Account Bank will not, without the Collateral Agent’s prior written consent, amend any such account agreement so that the Deposit Account Bank’s jurisdiction for purposes of Section 9-304 of the UCC is other than a jurisdiction permitted pursuant to preceding clause (a). All account agreements in respect of each Deposit Account in existence on the date hereof are listed on Annex A hereto and copies of all such account agreements have been furnished to the Collateral Agent. The Borrower or the Deposit Account Bank will promptly furnish to the Collateral Agent a copy of the account agreement for each Deposit Account hereafter established by the Deposit Account Bank for the Assignor.

[1]	If the respective Deposit Account Bank is unwilling to agree to this paragraph, or substantially similar terms reasonably acceptable to the Collateral Agent, then the Collateral Agent may take the actions described in Section 3.9 of the Security Agreement. If the Deposit Account Bank does not agree to subordinations, its security interests in the Deposit Accounts maintained with it will have priority over the Collateral Agent’s security interests therein under Section 9-327 of Revised Article 9.
[2]	Inserted jurisdiction(s) must be consistent with requirements of preceding clause (a).
[3]	See footnote 2.

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(d) The Deposit Account Bank has not entered and will not enter, into any agreement with any other Person by which the Deposit Account Bank is obligated to comply with instructions from such other Person as to the disposition of funds from any Deposit Account or other dealings with any Deposit Account or other of the Collateral.

(e) On the date hereof the Deposit Account Bank maintains no Deposit Accounts for the Assignor other than the Deposit Accounts specifically identified in Annex A hereto.

(f) Any items or funds received by the Deposit Account Bank for the Assignor’s account will be credited to said Deposit Accounts specified in paragraph (e) above or to any other Deposit Accounts hereafter established by the Deposit Account Bank for the Assignor in accordance with this Agreement.

(g) The Borrower or the Deposit Account Bank will promptly notify the Collateral Agent of each Deposit Account hereafter established by the Deposit Account Bank for the Assignor (which notice shall specify the account number of such Deposit Account and the location at which the Deposit Account is maintained), and each such new Deposit Account shall be subject to the terms of this Agreement in all respects.

6. Deposit Account Statements and Information. The Deposit Account Bank agrees, and is hereby authorized and instructed by the Assignor, to furnish to the Collateral Agent, at its address indicated below, copies of all account statements and other information relating to each Deposit Account that the Deposit Account Bank sends to the Assignor and to disclose to the Collateral Agent all information reasonably requested by the Collateral Agent regarding any Deposit Account.

7. Conflicting Agreements. This Agreement shall have control over any conflicting agreement between the Deposit Account Bank and the Assignor.

8. Merger or Consolidation of Deposit Account Bank. Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Deposit Account Bank may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Deposit Account Bank shall be a party, shall be the successor of the Deposit Account Bank hereunder and shall be bound by all provisions hereof which are binding upon the Deposit Account Bank and shall be deemed to affirm as to itself all representations and warranties of the Deposit Account Bank contained herein.

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9. Notices. (a) All notices and other communications provided for in this Agreement shall be in writing (including facsimile) and sent to the intended recipient at its address or telex or facsimile number set forth below:

If to the Collateral Agent, at:

Credit Suisse First Boston

11 Madison Avenue

New York, New York 10010

Attention: [                                        ]

Telephone No.: [                                        ]

Telecopier No.: [                                        ]

If to the Assignor, at:

___________

___________

___________

If to the Deposit Account Bank, at:

___________

___________

___________

or, as to any party, to such other address or telex or facsimile number as such party may designate from time to time by notice to the other parties.

(b) Except as otherwise provided herein, all notices and other communications hereunder shall be delivered by hand or by commercial overnight courier (delivery charges prepaid), or mailed, postage prepaid, or telexed or faxed, addressed as aforesaid, and shall be effective (i) three business days after being deposited in the mail (if mailed), (ii) when delivered (if delivered by hand or courier) and (iii) or when transmitted with receipt confirmed (if telexed or faxed); provided that notices to the Collateral Agent shall not be effective until actually received by it.

10. Amendment. This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.

11. Binding Agreement. This Agreement shall bind the parties hereto and their successors and assigns and shall inure to the benefit of the parties hereto and their successors and assigns. Without limiting the provisions of the immediately preceding sentence, the Collateral Agent at any time or from time to time may designate in writing to the Deposit Account Bank a successor Collateral Agent (at such time, if any, as such entity becomes the Collateral Agent under the Security Agreement, or at any time thereafter) who shall thereafter succeed to the rights of the existing Collateral Agent hereunder and shall be entitled to all of the rights and benefits provided hereunder.

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12. Continuing Obligations. The rights and powers granted herein to the Collateral Agent have been granted in order to protect and further perfect its security interests in the Deposit Accounts and other Collateral and are powers coupled with an interest and will be affected neither by any purported revocation by the Assignor of this Agreement or the rights granted to the Collateral Agent hereunder or by the bankruptcy, insolvency, conservatorship or receivership of the Assignor or the Deposit Account Bank or by the lapse of time. The rights of the Collateral Agent hereunder and in respect of the Deposit Accounts and the other Collateral, and the obligations of the Assignor and Deposit Account Bank hereunder, shall continue in effect until the security interests of Collateral Agent in the Deposit Accounts and such other Collateral have been terminated and the Collateral Agent has notified the Deposit Account Bank of such termination in writing.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

15. Notice of Exclusive Control. Notwithstanding anything to the contrary contained herein, the Collateral Agent hereby covenants and agrees (x) not to furnish to the Deposit Account Bank a Notice of Exclusive Control at any time no Default or Event of Default is then in existence and (y) to promptly revoke any Notice of Exclusive Control previously given to a Deposit Account Bank at such time as the underlying Default or Event of Default (and all other Defaults and Events of Default) are cured or waived in accordance with the terms of the Credit Agreement or the other Secured Debt Agreements, as applicable; provided that the liability of the Collateral Agent to the Assignor and any other Person for any failure to act as set forth above shall be limited as, and to the extent, provided in the Security Agreement.

[Remainder of this page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

Assignor:

[NAME OF ASSIGNOR]

By:
Name:
Title:

Collateral Agent:

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch

By:
Name:
Title:

By:
Name:
Title:

Deposit Account Bank:

[NAME OF DEPOSIT ACCOUNT BANK]

By:
Name:
Title:

*    *    *

7

ANNEX N

to

SECURITY AGREEMENT

GRANT OF SECURITY INTEREST

IN UNITED STATES TRADEMARKS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a                                       (the “Grantor”) with principal offices at                                              , hereby grants to [Name of Collateral Agent], as Collateral Agent, with principal offices at [Address], (the “Grantee”), a security interest in (i) all of the Grantor’s right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the “Marks”) set forth on Schedule A attached hereto, (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks, (iii) the goodwill of the businesses with which the Marks are associated and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same.

THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other assignors from time to time party thereto and the Grantee, dated as of                     , 200_ (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Marks acquired under this Grant.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this

Annex N

Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

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2

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IN WITNESS WHEREOF, the undersigned have executed this Grant as of the              day of                 ,         .

[NAME OF GRANTOR], Grantor

By
Name:
Title:

[NAME OF COLLATERAL AGENT],
as Collateral Agent and Grantee

By
Name:
Title:

3

STATE OF                      )

                                          ) ss.:

COUNTY OF                  )

On this              day of                 ,         , before me personally came                                  who, being by me duly sworn, did state as follows: that [s]he is                      of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said                  and that [s]he did so by authority of the [Board of Directors] of said                 .

Notary Public

STATE OF                      )

                                          ) ss:

COUNTY OF                  )

On this              day of                 ,         , before me personally came                                  who, being by me duly sworn, did state as follows: that [s]he is                      of [Name of Collateral Agent], that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

SCHEDULE A

MARK	REG. NO.	REG. DATE

ANNEX O

to

SECURITY AGREEMENT

GRANT OF SECURITY INTEREST

IN UNITED STATES PATENTS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a                           (the “Grantor”) with principal offices at                                              , hereby grants to [Name of Collateral Agent], as Collateral Agent, with principal offices at [Address], (the “Grantee”), a security interest in (i) all of the Grantor’s rights, title and interest in and to the United States patents (the “Patents”) set forth on Schedule A attached hereto, in each case together with (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Patents, and (iii) all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same.

THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other assignors from time to time party thereto and the Grantee, dated as of                     , 200_ (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Patents acquired under this Grant.

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This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

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2

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IN WITNESS WHEREOF, the undersigned have executed this Grant as of the          day of                 ,         .

[NAME OF GRANTOR], Grantor

By
Name:
Title:

[NAME OF COLLATERAL AGENT],
as Collateral Agent and Grantee

By
Name:
Title:

3

STATE OF                      )

                                          ) ss:

COUNTY OF                  )

On this          day of             ,         , before me personally came                              who, being by me duly sworn, did state as follows: that [s]he is                  of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said                  and that [s]he did so by authority of the Board of Directors of said                 .

Notary Public

STATE OF                      )

                                          ) ss:

COUNTY OF                  )

On this          day of             ,         , before me personally came                                  who, being by me duly sworn, did state as follows: that [s]he is                      of [Name of Collateral Agent], that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

SCHEDULE A

PATENT	PATENT NO.	ISSUE DATE

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to

SECURITY AGREEMENT

GRANT OF SECURITY INTEREST

IN UNITED STATES COPYRIGHTS

WHEREAS, [Name of Grantor], a                                   (the “Grantor”), having its chief executive office at                                          ,                              , is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

WHEREAS, [NAME OF COLLATERAL AGENT], as Collateral Agent, having its principal offices at [address] (the “Grantee”), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and

WHEREAS, the Grantor is willing to grant to the Grantee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of                     , 200_, made by the Grantor, the other assignors from time to time party thereto and the Grantee (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”), the Grantor hereby assigns to the Grantee as collateral security, and grants to the Grantee a security interest in, the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

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Annex P

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the          day of                 ,         .

[NAME OF GRANTOR], Grantor

By
Name:
Title:

[NAME OF COLLATERAL AGENT],
as Collateral Agent and Grantee

By
Name:
Title:

2

STATE OF                      )

                                          ) ss:

COUNTY OF                  )

On this          day of                 ,         , before me personally came                                 , who being duly sworn, did depose and say that [s]he is                                          of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

STATE OF                      )

                                          ) ss.:

COUNTY OF                  )

On this          day of                     ,         , before me personally came                                      who, being by me duly sworn, did state as follows: that [s]he is                      of [Name of Collateral Agent], that [s]he is authorized to execute the foregoing Grant on behalf of said                      and that [s]he did so by authority of the Board of Directors of said                     .

Notary Public